                                                                     EXHIBIT 4.1

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 31st day of October, 1997, by and among AmClyde Engineered Products, Inc., a Delaware corporation ("Seller"), Wallace K. Fisk, Jr., the majority shareholder of Seller ("Shareholder"), AEPI Acquisition, Inc., a Delaware corporation ("Buyer"), and Halter Marine Group, Inc., a Delaware corporation ("Parent").

     WHEREAS, Seller engages in the business of custom designing, engineering and, through subcontractors, manufacturing of revolver and pedestal cranes for ships, barges, offshore drilling rigs and other applications, winches, bulk unloaders and related materials handling equipment, and pulling and jacking systems, prooftest and related equipment (the "Business");

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, substantially all of the assets of the Business;

     WHEREAS, Parent is the ultimate parent corporation of Buyer and intends to guarantee Buyer's obligations hereunder and indemnify Seller and Shareholder; and

     WHEREAS, Shareholder is the majority shareholder of Seller (and on or before Closing will become the sole shareholder of Seller) and intends to guarantee Seller's obligations hereunder and indemnify Buyer and Parent.

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I
                               PURCHASE AND SALE

     1.1  Purchase and Sale of Assets.  Seller will sell, convey, transfer,
          ---------------------------
assign and deliver to Buyer, and Buyer will acquire and accept from Seller, at the Closing (as that term is defined in Section 9.1), the following assets and properties, free and clear of any and all options, pledges, mortgages, security interests, liens, charges, adverse claims, rights, restrictions, burdens and encumbrances whatsoever ("Encumbrances"):

          (a) All of the personal property and other tangible assets and properties of Seller, wherever located and whether or not described or referred to herein, including, without limitation, all equipment, machinery, tools, vehicles, inventories (including raw materials, work-in-process, finished goods (other than finished goods delivered by Seller to others under consignment), supplies in store, maintenance items and parts (which hereinafter shall sometimes be collectively referred to as the "Inventory")), prepaid accounts and prepaid expenses, furniture, fixtures, fixed assets, books, reports and records (including customer lists);

          (b) The customer accounts, contracts, leases, arrangements and commitments listed on Schedule 1.1A and no others;
                      -------------

          (c) All intangible properties and rights (other than contracts, leases, arrangements and commitments not listed on Schedule 1.1A), wherever
                                                   -------------
located and whether or not described or referred to herein, including, without limitation, all know-how, trade secrets, technology, all patents and patent applications and rights and licenses thereunder, trade names (including the names "AmClyde Engineered Products" and "AmCane"), trademark registrations and applications, common law trademarks, servicemarks, copyrights and copyright registrations and applications, engineering drawings and customer files and the goodwill related to trade names, trademarks and servicemarks;

          (d) All licenses, permits, certificates and authorizations relating to the Business operations of Seller;

          (e) All cash, deposits, bank accounts, certificates of deposit, securities (including, without limitation, all the stock of AmCane Company, a Minnesota corporation, "AmCane"), accounts receivable, evidences of indebtedness and choses-in-action of Seller; and

          (f) Any other property or right, tangible or intangible, of Seller used in the Business (other than contracts, leases, arrangements and commitments not listed on Schedule 1.1A) (the items in (a) through (f) hereof hereinafter
              -------------
collectively referred to as the "Assets");

provided, however, that Seller will not sell, convey, transfer, assign or
--------  -------
deliver to Buyer, and Buyer will not acquire from Seller, the items listed on
Schedule 1.1B (collectively, the "Excluded Assets").
-------------

     1.2  Transfer and Conveyance.  Seller shall execute and deliver to Buyer
          -----------------------
at the Closing a Bill of Sale and Assignment in substantially the form attached hereto as Exhibit A and all such other assignments, endorsements and instruments
          ---------
of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Buyer title to all of the Assets and all right, title and interest of Seller thereto.

     1.3  Assumption of Certain Obligations.  Effective at the Closing and
          ---------------------------------
subject to the terms set forth herein, at the Closing Buyer shall assume and be liable for (a) all liabilities of Seller that are disclosed on Seller's September 20, 1997 balance sheet and all trade accounts payable, accrued expenses and other liabilities that arise from such date through the Closing Date (as defined below) to the extent they were or are incurred in the ordinary course of business and in compliance with the terms of this Agreement, but with respect to Seller's indebtedness to Firstar Bank, only to the extent of $10,000,000 in the aggregate (including principal and accrued interest) and specifically excluding (i) all expenses incurred in connection with the transactions contemplated hereby, (ii) all liabilities and obligations relating to the AmJet Services Division of Seller, (iii) all liabilities and obligations relating to the operation of AmJet Aircraft Corporation, a Minnesota corporation, (iv) all liabilities and obligations relating to the Excluded Assets, and (v) all liabilities and obligations under the "Grid Note" described in the 60-Ton Portal Crane Agreement, as defined below; and (b) Seller's obligations to render performance arising after the Closing Date under, or otherwise accruing after the Closing Date under, the contracts, leases, arrangements and commitments listed on Schedule 1.1A (but not any obligation for
                                       -------------
performance or obligation or liability of Seller for default or nonperformance under said contracts, leases, arrangements and commitments arising prior to the Closing)(collectively, the "Assumed Liabilities"). Buyer will not assume and will not be liable for any debts, contracts, leases, liabilities, arrangements, commitments, obligations, restrictions or duties of Seller, other than as specified in the preceding sentence. Buyer shall execute and deliver to Seller at the Closing an Assumption Agreement in substantially the form attached hereto as Exhibit B.
                            ---------


                                  ARTICLE II
                                PURCHASE PRICE

     2.1   Purchase Price.  The purchase price for the Assets (the "Purchase
           --------------
Price") shall be (i) $10,000,000 cash (the "Cash Consideration") and (ii) 614,234 shares of common stock, $.01 par value of Parent ("Halter Stock") (the "Stock Consideration").

     2.2   Additional Consideration at Closing.  To the extent the outstanding
           -----------------------------------
balance of Seller's indebtedness owing to Firstar Bank on the Closing Date, including accrued interest thereon (the "Bank Debt Balance"), is less than $10,000,000, Buyer shall pay to Seller on the Closing Date as additional consideration an amount equal to the difference between $10,000,000 and the Bank Debt Balance, but not to exceed $500,000 (the "Additional Consideration").

     2.3   Allocation of Purchase Price.  Seller and Buyer agree to file all
           ----------------------------
income tax returns or reports, including without limitation, IRS Form 8954, for their respective taxable years in which the Closing occurs to reflect an allocation of the Purchase Price and other consideration in a manner consistent with Exhibit H attached hereto and not to take any position inconsistent
     ---------
therewith before any governmental agency charged with the collection of Taxes or in any judicial proceeding relating solely to tax reporting.

     2.4   Contingent Payments.  Seller shall be entitled to additional
           -------------------
consideration hereunder (the "Contingent Payment"), which shall be payable as follows:

           (a) Seller shall be entitled to an annual payment in an amount (not to exceed $500,000 per year) equal to 25% of the difference between (i) the annual AmClyde EBITDA (as defined below) and (ii) $7,500,000 (but only to the extent such difference is a positive number) (the "EBITDA Contingent Payment"). Such EBITDA Contingent Payment, if any, shall be due and payable within ninety
(90) days following the conclusion of Buyer's fiscal year-end and shall continue each year for a period of six (6) fiscal years, with the first payment, if any, based on Buyer's operations for the fiscal year ended March 31, 1999. For purposes hereof, (i) "EBITDA" shall mean net income before interest, taxes, depreciation and amortization (not taking into account, however, any amortization or depreciation which results from the transaction contemplated hereby or a write-up of the assets by Buyer as a result thereof) and (ii) "AmClyde EBITDA" shall mean Buyer's EBITDA that is generated from the consolidated operation of AmCane and the Business utilizing the Assets, but shall specifically exclude any proceeds from the sale of the AmCane. Buyer agrees that, for the time period beginning with the date of Closing and ending on March 31, 2004, Buyer (i) will operate the Business as a separate division or subsidiary of Parent, (ii) will not include in the

Business any expenses (including general overhead expenses of Parent or Buyer or any affiliate of either such entity) not arising from the operation of the Business, (iii) will provide Seller with separate financial statements of such division or subsidiary for the fiscal years 1999 through 2004 and, on the request of and at the sole expense of Seller, will submit any such financial statement to an audit by a recognized accounting firm engaged by Seller and reasonably acceptable to Buyer, and (iv) will include in the Business all revenues of the type currently generated by the Business.

           (b) If Buyer sells the assets or stock of AmCane at any time prior to the third anniversary of the Closing Date in one transaction or a series of related transactions and the Net Proceeds (as defined below) from such sale exceed $3,000,000, Seller shall be entitled to an amount equal to 50% of the Net Proceeds in excess of $3,000,000 (the "AmCane Contingent Payment"). The AmCane Contingent Payment, if any, shall be due and payable within sixty (60) days following the consummation of the sale of AmCane described above. For purposes hereof, "Net Proceeds" shall mean the aggregate cash proceeds received by Buyer from the sale of AmCane described above less (i) all capital contributions and debt funded by Buyer, Parent or Halter Marine, Inc. with respect to the operations of AmCane (without the double counting of expenses funded by capital contributions or debt), (ii) the amount of any unpaid intercorporate charges due Buyer, Parent or Halter Marine, Inc. from AmCane (less the amount of any unpaid intercorporate charges due AmCane from Buyer, Parent or Halter Marine, Inc.), and (iii) all expenses of Buyer (excluding income taxes) related to such sale.

           (c) Seller shall be entitled to earn the Contingent Payment pursuant to any combination of the EBITDA Contingent Payments and the AmCane Contingent Payment, but in no event shall the amount owing by Buyer under this Section 2.4 for the Contingent Payment exceed $3,000,000 in the aggregate.


                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

     Each of Seller and Shareholder, jointly and severally, represents and warrants to Buyer and Parent with respect to the Business and the Assets (but not the Excluded Assets) as follows:

     3.1   Due Organization and Qualification.  Seller is a corporation duly
           ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as it is presently being operated and in the place where such properties are owned, leased or operated and such business is conducted.

     3.2   Title.  Seller has good title to all of the Assets, free and clear of
           -----
any and all Encumbrances except as set forth on Schedule 3.2.  Upon conveyance
                                                ------------
of the Assets to Buyer by Seller at the Closing, Buyer will acquire and hold good title to all of the Assets, free and clear of any and all Encumbrances. Seller does not currently nor has ever owned any real property, except Seller has owned, but does not currently own, a tract of real property in or around King of Prussia, Pennsylvania.

     3.3   Inventory.  The Inventory consists of current items of a quality and
           ---------
quantity that are usable or marketable in the ordinary course of the business of Seller, and items of Inventory not usable in the business of Seller have been written down in value in accordance with the normal business practice of Seller to estimated net realizable market values.

     3.4   Properties.  Set forth on Schedule 3.4 is a description of (i) all
           ----------                ------------
vehicles owned or leased by Seller and included among the Assets (showing motor vehicle identification numbers and whether owned or leased), (ii) all production and warehouse machinery and equipment owned or leased by Seller and included among the Assets and (iii) all physical properties (other than the types of properties referred to in (i) and (ii) above), real, personal or mixed, owned by or leased to Seller and included among the Assets, having an original cost in excess of $5,000 (exclusive of Inventory). Seller enjoys peaceable possession of all properties owned or leased by it. Except for the stock of AmCane and AmJet Aircraft Corporation, Seller is not a shareholder, stockholder, member, manager, partner, grantor, beneficiary or other form of owner of any corporation, limited liability company, partnership (general, limited, registered limited liability or other form of partnership), trust or other entity.

     3.5   Trademarks, Etc.  Schedule 3.5 lists the domestic and foreign trade
           ----------------  ------------
names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, patents, patent applications, and copyright registrations and applications owned by Seller and patent licenses and software licenses granted to or by Seller and used by Seller in the operation of its business (collectively, the "Intellectual Property") and comprising a portion of the Assets, which Schedule indicates whether each item of Intellectual Property is owned by or licensed to or by Seller, and if licensed, the licensor. Unless otherwise indicated on Schedule 3.5, to Seller's knowledge
                                             ------------
Seller has the right to use and license the Seller-owned Intellectual Property and to transfer and convey the Seller-owned Intellectual Property. Each item constituting part of the Seller-owned Intellectual Property has been, to the extent indicated on Schedule 3.5, registered with, filed in or issued by, as the
                    ------------
case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Schedule 3.5; all
                                                           ------------
such registrations, filings and issuances remain in full force and effect to the extent indicated under "status" on Schedule 3.5; and all maintenance fees and
                                   ------------
other maintenance charges with respect thereto are current.  Except as stated on
Schedule 3.5:  (i) there are no pending proceedings challenging validity or
------------
ownership or adverse claims made or, to the best knowledge of Seller and Shareholder, threatened against Seller with respect to the Intellectual Property; (ii) there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the Seller-owned Intellectual Property or the rights of Seller therein; (iii) to the knowledge of Seller and Shareholder, neither Seller nor Shareholder is aware of any facts that would cause any Seller-owned Intellectual Property to be invalid or unenforceable, and
(iv) neither Seller nor Shareholder has any knowledge that (a) the Intellectual Property or the use thereof by Seller or by Buyer after the Closing in the same manner as Seller used it or held it for use prior to Closing infringes or otherwise violates rights of third parties in any trade names, trademarks, service marks, trademark or service mark registrations or applications, patents, patent applications, patent licenses or copyright registrations or applications ("Third Party Intellectual Property"), or (b) such Third Party Intellectual Property or its use by others or any other conduct of a third party infringes upon or violates the Seller-owned Intellectual Property.

     3.6   Permits.  Seller holds all licenses, franchises, permits and other
           -------
governmental authorizations, including permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates, the absence of any of which could reasonably be expected to have a material adverse effect on the business, operations properties, assets or condition (financial or otherwise) results of operations or prospects of Seller, the Assets or the Business (a "Material Adverse Effect") (the "Material Permits"). An accurate list and summary description is set forth on Schedule 3.6 hereto of all such Material Permits.
                            ------------
Except as set forth in Schedule 3.6, the Material Permits are valid and may be
                       ------------
transferred to Buyer at the Closing, and Seller has not received any notice that any governmental authority intends to cancel, terminate or not renew any such Material Permit. Seller has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect. Except as specifically provided on Schedule 3.6, the transactions contemplated by this
                         ------------
Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to Seller or to Buyer after the Closing by, any such Material Permits.

     3.7   Compliance with Laws.  Seller (i) has complied with all laws,
           --------------------
regulations, licensing requirements and orders applicable to its business or personnel, the noncompliance with which could reasonably be expected to have a Material Adverse Effect, (ii) has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of their activities on behalf of their employer) is subject, the failure of which to file could reasonably be expected to have a Material Adverse Effect.

     3.8   Material Contracts.  Set forth on Schedule 3.8 is a list of all
           ------------------                ------------
contracts, agreements, arrangements or commitments (the following, "Material Contracts") that relate to: (i) the employment of any person other than personnel employed at the pleasure of Seller in the ordinary course of its business at rates of compensation and on terms consistent with good business practice; (ii) collective bargaining with, or any representation of any employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property involving more than $25,000 or that is not terminable by Seller upon not more than thirty (30) days' notice without obligation on the part of Seller; (iv) the purchase or sale of real property; (v) distribution, agency or construction; (vi) lease of real or personal property as lessor or lessee or sublessor or sublessee; (vii) lending or advancing of funds other than the extension of credit to trade purchasers in the ordinary course of Seller's business consistent with past business practice;
(viii) borrowing of funds or receipt of credit other than by Seller in the ordinary course of business consistent with good business practice and except for trade payables in amounts and on terms consistent with past practice; (ix) incurring of any obligation or liability except for transactions engaged in by Seller in the ordinary course of business consistent with good business practice; (x) the sale of personal property (other than sales of Inventory in the ordinary course of business consistent with good business practice) or services under which payments due after October 3, 1997 exceed $25,000; and (xi) any matter or transaction not in the ordinary course of the business of Seller or that is inconsistent with the past business practice of Seller.

     3.9   Contract Defaults.  Seller is not in default in any respect under any
           -----------------
Material Contract, and such Material Contracts are legal, valid and binding obligations of the respective parties thereto in accordance with their terms and, except to the extent reflected in Schedule 3.8, have not been amended; and
                                       ------------
no defenses, offsets or counterclaims thereto have been asserted or, to the best knowledge of Seller and Shareholder, may be made by any party thereto other than Seller, nor has Seller waived any substantial rights thereunder.

     3.10  Litigation.  Set forth on Schedule 3.10 is a list of all actions,
           ----------                -------------
suits, proceedings, investigations or grievances pending against Seller or, to the best knowledge of Seller and Shareholder, threatened against Seller, Seller's business or any property or rights of Seller, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 3.10 either (i) results or would, if adversely determined,
          -------------
have a Material Adverse Effect or (ii) affects or would, if adversely determined, affect the right or ability of Seller to carry on its business substantially as now conducted. Seller is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to the Assets, the business operations of Seller or employees of Seller, or in default with respect to any order, writ, injunction or decree of any court or Agency with respect to the Assets, its business, operations or employees.

     3.11  Corporate Power and Authority.  The execution, delivery and
           -----------------------------
performance of this Agreement by Seller, and all other agreements by and among the parties, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval is required in order to permit Seller to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of Seller and Shareholder, enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions"). Seller and Shareholder have full power, authority and legal right to enter into this Agreement, and all other agreements by and among the parties, and to consummate the transactions contemplated hereby and thereby. The making and performance of this Agreement, and all other agreements by and among the parties, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (a) conflict with the Certificate of Incorporation or the Bylaws of Seller, (b) result in any breach or termination of, or constitute a default under, or constitute an event that with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any of the Assets under, or create any rights of termination, cancellation or acceleration in any person under, any Material Contract, or violate any order, writ, injunction or decree, to which Seller is a party, by which any of the Assets, business or operations of Seller may be bound or affected or under which any of the Assets, business or operations of Seller receive benefits, (c) result in the loss or adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by

Seller and related to its business operations or (d) result in the violation of any provisions of law applicable to Seller, the violation of which could have an adverse effect upon the Assets, business or operations of Seller.

     3.12  Financial Statements and Results of Operations.
           ----------------------------------------------

           (a) Seller has previously furnished to Buyer true, correct and complete copies of the audited balance sheet of Seller as of December 28, 1996, and the related statements of operations, shareholders' equity and cash flows for the three (3) fiscal years then ended, as reviewed by Simma, Flottenmesch & Orensten, Ltd., certified public accountants, together with Seller's unaudited balance sheet, management's statements of operations and shareholders' equity for the 9-month period ended September 20, 1997 (collectively, the "Financial Statements"). The Financial Statements (i) are accurate and in accordance with the books and records and accounting methods of Seller, (ii) constitute true, full and complete disclosure of the financial position and results of operations of Seller as of the dates and for the periods indicated and (iii) except for the lack of footnotes in the financial statements for the 9-month period ended September 20, 1997, have been prepared in accordance with GAAP consistently applied throughout the periods involved. Except as may be set forth on the Financial Statements or otherwise disclosed herein, there are no liabilities, contingent or otherwise, by which Seller or any of the Assets or the Business may be bound or affected other than those incurred in the ordinary course of business consistent with good business practice none of which could have a Material Adverse Effect. Seller has previously permitted Buyer full access to papers pertaining to the Financial Statements, including those work papers in the possession of or prepared by Simma, Flottenmesch & Orensten, Ltd.

           (b) Except to the extent (and not in excess of the amounts) reflected in the September 20, 1997 balance sheet included in the Financial Statements or as disclosed on Schedule 3.12, Seller does not have any liabilities or
                -------------
obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise that did not arise in the ordinary course of business from and after September 20, 1997, or any unsatisfied judgments.

           (c) Since September 20, 1997, Seller has not made any payments in respect of dividends or redemptions or other distributions to its shareholders except for distributions with respect to federal and state income tax liabilities associated with the equity ownership of Seller and a dividend of $44,333.37 paid on or about September 24, 1997.

           (d) Seller's average annual EBITDA for the three year period ending June 30, 1997, after adjustment for non-recurring expenses, is not less than $6,500,000 per year.

           (e) Except as disclosed on its balance sheet dated September 20, 1997, as of September 20, 1997 Seller had not received any revenue for goods or services to be rendered after the Closing Date.

     3.13  Employee Benefits.  Each employee benefit plan within the meaning of
           -----------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Seller or any of its Group Members (as defined below) (collectively, the "Plans")
is listed on Schedule 3.13, is in substantial compliance with applicable law and
             -------------
has been administered and operated in all material respects in accordance with its terms. Each Plan that is intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") and no event has occurred and no condition exists that could be expected to result in the revocation of any such determination. No event that constitutes a "reportable event" (within the meaning of Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan. No Plan is subject to Title IV of ERISA, and neither Seller nor any Group Member has made any contributions to or participated in any "multiple employer plan" (within the meaning of the Code or ERISA) or "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). Full payment has been made of all amounts that Seller was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts properly accrued to date as liabilities of Seller that have not been paid have been properly recorded on the Financial Statements, and no Plan that is subject to
Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the
Code), whether or not waived. Neither Seller and, to the best knowledge of Seller and Shareholder, no other "disqualified person" or "party in interest" (within the meaning of Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material claim, action, proceeding, or litigation has been made, commenced or, to the best knowledge of Seller and Shareholder, threatened with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. Neither Seller nor any Group Member has incurred any liability or taken any action, or has any knowledge of any action or event, that could cause it to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA),
(ii) on account of a partial or complete withdrawal (within the meaning of
Section 4205 and 4203 of ERISA, respectively) with respect to any "multi-employer plan" (within the meaning of Section 3(37) of ERISA), (iii) on account of unpaid contributions to any such multi-employer plan, or (iv) to provide health benefits or other non-pension benefits to retired or former employees, except as specifically required by Section 4980B(f) of the Code. Except as set forth in Schedule 3.13, neither the execution and delivery of this Agreement by
         -------------
Seller nor the consummation of the transactions contemplated hereby will (i) entitle any current or former employee of Seller to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code). For purposes of this Agreement, "Group Member" shall mean any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes Seller, any member of any "controlled group of corporations" as defined in Section 1563 of the Code that includes Seller, or any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes Seller. No employee or former employee of Seller has elected COBRA coverage.

     3.14  Employees; Employee Relations.
           -----------------------------

           (a) Schedule 3.14 sets forth (i) the name and current annual salary
               -------------
(or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by Seller to each employee whose current total annual compensation or estimated compensation is $50,000 or more, (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by Seller to each such person, (iii) any increase to become payable after October 3, 1997 by Seller to employees other than those specified in clause (i) of this
Section 3.14(a), (iv) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60)
days) made by Seller to, or made to Seller by, any director, officer or employee, (v) all other transactions between Seller and any director, officer or employee of Seller since September 20, 1997, and (vi) all accrued but unpaid vacation pay owing to any officer or employee that is not disclosed on the Financial Statements.

           (b) Except as disclosed on Schedule 3.14, Seller is not a party to,
                                      -------------
nor bound by, the terms of any collective bargaining agreement, and Seller has not experienced any material labor difficulties during the last five (5) years. Except as set forth on Schedule 3.14, there are no labor disputes existing, or
                       -------------
to the best knowledge of Seller and Shareholder, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best knowledge of Seller and Shareholder, are threatened.

           (c) Seller's relationship with its respective employees is good. Except as disclosed on Schedule 3.14, Seller is not a party to any employment
                       -------------
contract with any individual or employee, either express or implied. No legal proceedings, charges, complaints or similar actions exist under any federal, state or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state or local laws prohibiting discrimination because of race, sex, religion, national origin, age and the like); (ii) the Fair Labor Standards Act or other federal, state or local laws regulating hours of work, wages, overtime and other working conditions; (iii) requirements imposed by federal, state or local governmental contracts such as those imposed by Executive Order 11246; (iv) state laws with respect to tortious employment conduct, such as slander, harassment, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, or loss of consortium; or (v) the Occupational Safety and Health Act, as amended, as well as any similar state laws, or other regulations respecting safety in the workplace; and to the best knowledge of Seller and Shareholder, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist that would give rise to any such proceedings, charges, complaints, or claims, whether valid or not. Seller is in full compliance with the provisions of the Americans with Disabilities Act (the "ADA"). Seller is not subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; and no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of Seller.

           (d) Seller has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws. Seller has not laid off more than ten percent (10%) of its employees at any single site of employment in any ninety (90) day period during the twelve (12) month period ending September 30, 1997.

     3.15  Consents.  No consent, approval, authorization or order of any court,
           --------
Agency or any other person or under any Material Contract is required in order to permit Seller to consummate the transactions contemplated by this Agreement.

     3.16  Insurance.  Seller is insured with responsible insurers in respect of
           ---------
its properties against business risks normally insured against by companies in similar lines of business. Set forth on Schedule 3.16 attached hereto is a
                                         -------------
summary description of all policies of fire, casualty, liability, workers' compensation and other forms of insurance and all fidelity bonds held by Seller (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration dates).

     3.17  Taxes.  Seller has duly filed all federal, state, county, local and
           -----
other excise, franchise, property, payroll, income, capital stock, sales and use and other tax returns that are required to be filed by it and such returns are true, correct and complete in all respects. Seller has paid all taxes which have become due or have been assessed against it or the Assets and all taxes, penalties and interest which any taxing authority has proposed or asserted to be owing. All tax liabilities to which the properties of Seller may have been subjected have been discharged except for taxes assessed but not yet payable. There are no tax claims presently being asserted against Seller or the Assets and Seller knows of no basis for any such claim. Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby.

     3.18  Business Relations.  Schedule 3.18 contains an accurate list of all
           ------------------   -------------
significant customers of the Business (i.e., those customers representing 5% or more of Seller's revenues for the twelve (12) months ended December 28, 1996). Except as set forth in Schedule 3.18, Seller has not experienced any
                       -------------
difficulties in obtaining any inventory items necessary to the operation of its business, and, to the best knowledge of Seller and Shareholder, no such shortage of supply of inventory items is threatened or pending. Seller is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

     3.19  Environmental Laws and Regulations.  To the best knowledge of Seller
           ----------------------------------
and Shareholder, Seller does not have any liability with respect to any of the real estate Leases to be assumed hereunder which resulted from a violation of Environmental Requirements. "Environmental Requirements" shall mean all laws, statutes, rules, regulations, ordinances, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, state and local authorities, relating to the regulation or protection of human health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling or other management of industrial or solid waste, hazardous waste, hazardous or toxic substances or chemicals, or pollutants.

     3.20  Accounts Receivable; Evidences of Indebtedness.  Set forth on
           ----------------------------------------------
Schedule 3.20 is a list of all accounts receivable, promissory notes, contract
-------------
rights, commercial paper, debt securities and other rights to receive money reflected as assets of Seller in the Financial Statements and through September 20, 1997 ("Receivables"), showing the name of the account debtor, maker or obligor, the unpaid balance, the age of the Receivable and, if applicable, the maturity date, the interest rate and the collateral securing the obligation.
All Receivables reflected in the Financial Statements or acquired since that date are legal, valid and binding obligations of the obligors, and neither Seller nor Shareholder has any knowledge of any fact impairing the collectability of such Receivables in accordance with their terms. The reserves for doubtful receivables and uncollectible accounts reflected in the Financial Statements were established in accordance with GAAP and, taken collectively (but not necessarily taken individually), are sufficient to provide for any losses which may arise in connection with the collection of such Receivables. Since September 20, 1997, Seller has not (i) written off, cancelled, committed or become obligated to cancel or write off any Receivables; (ii) disposed of or transferred any Receivables except through the collection thereof in accordance with their terms; or (iii) acquired or permitted to be created any Receivables except in the ordinary course of its business consistent with past practice.

     3.21  Absence of Certain Changes or Events.  Since December 28, 1996,
           ------------------------------------
Seller has not (i) suffered any extraordinary losses or waived any rights of substantial value; (ii) amended its Certificate of Incorporation or Bylaws;
(iii) made any change in its mode of management or any change in its method of operation or method of accounting; (iv) made or become obligated to make any capital expenditures other than such expenditures or commitments not exceeding $300,000 in the aggregate, which expenditures are listed on Schedule 3.21; (v)
                                                            -------------
suffered any event or circumstance that could have a Material Adverse Effect;
(vi) entered into any transaction, except in the ordinary course of its business consistent with good business practice; (vii) received any notice of any claim asserted against it by any Agency that could have a Material Adverse Effect; or
(viii) incurred or agreed to incur any material obligation outside the ordinary course of business that has not heretofore been disclosed in writing to Buyer.

     3.22  True, Correct and Complete Information.  All written agreements,
           --------------------------------------
lists, schedules, instruments, exhibits, documents, certificates, reports, statement and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby are and will be complete and accurate in all material respects. No representation or warranty by Seller or Shareholder contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by Seller or Shareholder to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to Seller or Shareholder that has specific application to Seller, the Business or the Assets (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller or Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Seller, the Business or the Assets that has not been set forth in this Agreement or any schedule hereto.

     3.23  Availability of Documents.  Seller has made available for inspection
           -------------------------
by Buyer at the offices of Seller true, correct and complete copies of its Certificate of Incorporation and Bylaws and all contracts, leases, arrangements, commitments and documents referred to herein or in any Schedule referred to herein, in each case together with all amendments and supplements thereto.

     3.24  Broker's and Finder's Fees.  Neither Seller nor Shareholder has made
           --------------------------
any agreement with any person, or taken any action which would cause any person, to become entitled to an agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     3.25  Information Furnished.  Seller and Shareholder each acknowledge that
           ---------------------
Parent has previously furnished to them true and complete copies of Parent's (i) Annual Report for the fiscal year ended March 31, 1997, which includes a Form 10-K as filed with the Securities and Exchange Commission (the "Commission"),
(ii) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, as filed with the Commission, (iii) current reports on Form 8-K, as filed with the Commission, regarding each of the acquisition of Texas Drydock, Inc., the completion of Parent's Rule 144A offering of convertible subordinated debt, the 3-for-2 stock split in the form of a stock dividend and the pending acquisitions involving Utility Steel Fabrication, Inc., Fritz Culver, Inc. and Seller, and
(iv) Proxy Statement for its Annual Meeting on July 15, 1997 (the documents in Clauses (i)-(iv) are collectively referred to herein as the "SEC Documents").

     3.26  Investment Representations.
           --------------------------

           (a) Each of Seller and Shareholder either is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 as amended (the "Securities Act") or, either alone or with a purchaser representative, has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of the investment in the Halter Stock.

           (b) Each of Seller and Shareholder understands and agrees that the issuance of shares of Halter Stock to Seller upon consummation of the transactions contemplated hereby will not be registered under the Securities Act and the certificates representing such shares will be imprinted with a legend indicating that such shares have not been registered under the Securities Act or any state securities laws.

           (c) Except as provided herein, Seller is acquiring the shares of Halter Stock that it will receive upon the Closing for Seller's own account and not with a view to distribution thereof in violation of the Securities Act. Seller intends to distribute some of the Halter Stock to Richard J. Juelich ("Juelich") in redemption of his stock in Seller and may distribute some of the Halter Stock to Shareholder as a dividend or in a partial or total liquidation of Seller.

     3.27  Representations and Warranties with Regard to AmCane.
           ----------------------------------------------------

           (a) Due Organization and Qualification.  AmCane is a corporation duly
               ----------------------------------
organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as it is presently being operated and in the place where such properties are owned, leased or operated and such business is conducted.

           (b) Physical Properties. Set forth on Section (b) of Schedule 3.27 is
               -------------------                              -------------
a description of (i) all vehicles owned or leased by AmCane (showing motor vehicle identification numbers and whether owned or leased), (ii) all production and warehouse machinery and equipment owned or leased by AmCane and (iii) all physical properties (other than the types of properties referred to in (i) and (ii) above), real, personal or mixed, owned by or leased to AmCane, having an original cost in excess of $5,000 (exclusive of inventory). AmCane enjoys peaceable possession of all properties owned or leased by it.

           (c) Trademarks, Etc.  Section (c) of Schedule 3.27 lists the domestic
               ----------------                 -------------
and foreign trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, patents, patent applications, patent licenses, software licenses and copyright registrations and applications owned by AmCane or used thereby in the operation of its business (collectively, the "AmCane Intellectual Property"). The patents listed in Section (c) of Schedule 3.27 are registered in the name of Intercane World
               -------------
Corporation Ltd. ("Intercane"), but were acquired by AmCane pursuant to a letter agreement dated June 25, 1997, and AmCane has beneficial ownership thereof and the legal right to have such registrations assigned to it. Unless otherwise indicated on Section (c) of Schedule 3.27, to Seller's knowledge AmCane has the
                            -------------
right to use and license the AmCane Intellectual Property and to transfer and convey the AmCane Intellectual Property. Each item constituting part of the AmCane Intellectual Property has been, to the extent indicated on Section (c) of
Schedule 3.27, registered with, filed in or issued by, as the case may be, the
-------------
United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Section (c) of Schedule 3.27; to
                                                       -------------
Seller's knowledge all such registrations, filings and issuances remain in full force and effect to the extent indicated on Section (c) of Schedule 3.27; and
                                                           -------------
all maintenance fees and other maintenance charges with respect thereto are current. Except as stated on Section (c) of Schedule 3.27, there are no pending
                                             -------------
proceedings challenging validity or ownership or adverse claims made or, to the best knowledge of AmCane, Seller and Shareholder, threatened against AmCane with respect to the AmCane Intellectual Property; there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the AmCane Intellectual Property or the rights of AmCane therein; and none of AmCane, Seller or Shareholder has any knowledge that (i) the AmCane Intellectual Property or the use thereof by AmCane after the Closing in the same manner as AmCane used it or held it for use prior to Closing infringes or otherwise violates rights of third parties in any trade names, trademarks, service marks, trademark or service mark registrations or applications, patents, patent applications, patent licenses or copyright registrations or applications ("Third Party AmCane Intellectual Property"), or (ii) such Third Party AmCane Intellectual Property or its use by others or any other conduct of a third party infringes upon the AmCane Intellectual Property.

           (d) Permits. AmCane holds all licenses, franchises, permits and other
               -------
governmental authorizations, including permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates, the absence of any of which could reasonably be expected to have a material adverse effect on the business, operations properties, assets or condition (financial or otherwise) results of operations or prospects of AmCane (an "AmCane Material Adverse Effect") (the "AmCane Material Permits"). An accurate list and summary description is set forth on Section (d) of Schedule
                                                                     --------
3.27 hereto of all such AmCane Material Permits.
----

           (e) Compliance with Laws.  AmCane (i) has complied with all laws,
               --------------------
regulations, licensing requirements and orders applicable to its business, the noncompliance with which could reasonably be expected to have a AmCane Material Adverse Effect, (ii) has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it is subject, the failure of which to file could reasonably be expected to have a AmCane Material Adverse Effect.

           (f) Material Contracts.  Set forth on Section (f) of Schedule 3.27 is
               ------------------                               -------------
a list of all contracts, agreements, arrangements or commitments (the following, "AmCane Material Contracts") that relate to: (i) the acquisition of services, supplies, equipment or other personal property involving more than $25,000 or that is not terminable by AmCane upon not more than thirty (30) days' notice without obligation on the part of AmCane; (ii) the purchase or sale of real property; (iii) distribution, agency or construction; (iv) lease of real or personal property as lessor or lessee or sublessor or sublessee; (v) lending or advancing of funds other than the extension of credit to trade purchasers in the ordinary course of AmCane's business consistent with past business practice;
(vi) borrowing of funds or receipt of credit other than by AmCane in the ordinary course of business consistent with good business practice and except for trade payables in amounts and on terms consistent with past practice; (vii) incurring of any obligation or liability except for transactions engaged in by AmCane in the ordinary course of business consistent with good business practice; (viii) the sale of personal property (other than sales of inventory in the ordinary course of business consistent with good business practice) or services under which payments due after the date of this Agreement exceed $25,000; and (ix) any matter or transaction not in the ordinary course of the business of AmCane or that is inconsistent with the past business practice of AmCane.

           (g) Contract Defaults.  Except to the extent reflected in Section (g)
               -----------------
of Schedule 3.27, AmCane is not in default in any respect under any AmCane
   -------------
Material Contract, and such AmCane Material Contracts are legal, valid and binding obligations of the respective parties thereto in accordance with their terms and, except to the extent reflected in Section (g) of Schedule 3.27, have
                                                            -------------
not been amended; and no defenses, offsets or counterclaims thereto have been asserted or to the best knowledge of AmCane, Seller and Shareholder, may be made, by any party thereto other than AmCane nor has AmCane waived any substantial rights thereunder.

           (h) Litigation.  Set forth on Section (h) of Schedule 3.27 is a list
               ----------                               -------------
of all actions, suits, proceedings, investigations or grievances pending against AmCane or, to the best knowledge of AmCane, Seller and Shareholder, threatened against AmCane, AmCane's business or any property or rights of AmCane, at law or in equity or before or by any court or Agency. None of the actions, suits, proceedings or investigations listed on Section (h) of Schedule 3.27 either (i)
                                                       -------------
results or would, if adversely determined, have an AmCane Material Adverse Effect or (ii) affects or would, if adversely determined, affect the right or ability of AmCane to carry on its business substantially as now conducted. AmCane is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to the business operations of AmCane, or in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its business, operations or employees.

           (i) Employee Benefits.  AmCane does not now have, and has never had,
               -----------------
any employee benefit plan within the meaning of ERISA.

           (j) Employees; Employee Relations.  AmCane does not now have, and has
               -----------------------------
never had, any employees. AmCane is not a party to any employment contract with any individual or employee, either express or implied. AmCane has entered into the consulting agreements listed on Section (f) of Schedule 3.27.
                                                   -------------

           (k) Taxes.  AmCane has duly filed all federal, state, county, local
               -----
and other excise, franchise, property, payroll, income, capital stock, sales and use and other tax returns that are required to be filed by it and such returns are true, correct and complete in all respects. AmCane has paid all taxes which have become due or have been assessed against it or its assets and all taxes, penalties and interest which any taxing authority has proposed or asserted to be owing. All tax liabilities to which the properties of AmCane may have been subjected have been discharged except for taxes assessed but not yet payable. There are no tax claims presently being asserted against AmCane or its assets and AmCane, Seller and Shareholder knows of no basis for any such claim. AmCane has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby.

           (l) Business Relations.  Section (l) of Schedule 3.27 contains an
               ------------------                  -------------
accurate list of all significant customers of the AmCane's business (i.e., those customers representing 5% or more of AmCane's revenues for the twelve (12) months ended December 28, 1996).

           (m) Environmental Laws and Regulations.  To the best knowledge of
               ----------------------------------
AmCane, Seller and Shareholder, AmCane does not have any liability with respect to any violation of Environmental Requirements.

           (n) Accounts Receivable; Evidences of Indebtedness.  Set forth on
               ----------------------------------------------
Section (n) of Schedule 3.27 is a list of all accounts receivable, promissory
               -------------
notes, contract rights, commercial paper, debt securities and other rights to receive money reflected as assets of AmCane in the Financial Statements and through September 20, 1997 ("AmCane Receivables"), showing the name of the account debtor, maker or obligor, the unpaid balance, the age of the AmCane Receivable and, if applicable, the maturity date, the interest rate and the collateral securing the obligation.

           (o) Absence of Certain Changes or Events. AmCane began business on or
               ------------------------------------
about July 1, 1997, when it acquired the interests of Seller and Intercane in the AmCane Joint Venture. Except as described on Section (o) of Schedule 3.27,
                                                                -------------
since July 1, 1997, AmCane has not (i) suffered any extraordinary losses or waived any rights of substantial value; (ii) amended its Certificate of Incorporation or Bylaws; (iii) made any change in its mode of management or any change in its method of operation or method of accounting; (iv) made or become obligated to make any capital expenditures other than such expenditures or commitments not exceeding $300,000 in the aggregate; (v) suffered any event or circumstance that could have a AmCane Material Adverse Effect; (vi) entered into any transaction, except in the ordinary course of its business consistent with good business practice; (vii) received any notice of any claim asserted against it by any Agency that could have a AmCane Material Adverse Effect; or (viii) incurred or agreed to incur any material obligation outside the ordinary course of business that has not heretofore been disclosed in writing to Buyer.


                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

     Each of Buyer and Parent, jointly and severally, represents and warrants to Seller and Shareholder as follows:

     4.1   Organization and Authority.
           --------------------------

           (a) Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its respective properties and to carry on its business as it is presently being operated and in the place where such properties are owned or leased and such business is conducted. The execution, delivery and performance of this Agreement by each of Buyer and Parent, and all other agreements by and among the parties, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval is required in order to permit Buyer and Parent to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of each of Buyer and Parent, enforceable in accordance with their terms, subject to the Equitable Exceptions. Each of Buyer and Parent has full power, authority and legal right to enter into this Agreement and all other agreements by and among the parties and to consummate the transactions contemplated hereby and thereby. The making and performance of this Agreement, and all other agreements by and among the parties, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (i) conflict with the respective Certificate of Incorporation or Bylaws of Buyer or Parent, (ii) result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any asset of Buyer or Parent under, or create any rights of termination, cancellation or acceleration in any person under, any contract, lease, arrangement or commitment, or violate any order, writ, injunction or decree, to which Buyer or Parent is a party or by which Buyer or Parent or its respective assets, business or operations may be bound or affected or under which Buyer, Parent or their respective assets, business or operations receive benefits, (iii) result in the loss or adverse modification of any material license, franchise, permit or other authorization granted to or otherwise held by Buyer or Parent that is material to the business or financial condition of Buyer and Parent or (iv) result in the violation of any provisions of law applicable to Buyer or Parent, the violation of which could have a material adverse effect upon the business, operations or assets of Buyer and Parent, taken as a whole.

     4.2   Consents.  Except for the approval of the registration of the Halter
           --------
Stock by the Commission, the approval of the American Stock Exchange, Inc. for the listing of the Halter Stock and the approval of all filings under the HSR Act, as defined below, no consent, approval, authorization or order of any court, Agency or any other person is required in order to permit Buyer or Parent to consummate the transactions contemplated by this Agreement.

     4.3   Broker's and Finder's Fees.  Neither Buyer nor Parent has made any
           --------------------------
agreement with any person, or taken any action which would cause any person, to become entitled to an agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     4.4   Litigation.  There is no pending or, to the knowledge of Buyer and
           ----------
Parent, threatened litigation in any court or any proceeding before any Agency
(i) in which it is sought to restrain, prohibit, invalidate or obtain damages in respect of the consummation of the purchase and sale of the Assets or the other transactions contemplated hereby, (ii) that could, if adversely determined, result in any material adverse change in the business, operations or assets or the condition, financial or otherwise, or results of operations of Buyer and Parent, taken as a whole, or (iii) that could, if adversely determined, have a material adverse effect on the right or ability of Buyer or Parent to carry on its respective business substantially as now conducted.

     4.5   Halter Stock.  The Halter Stock to be delivered to Seller at the
           ------------
Closing shall when issued constitute valid and legally issued shares of Buyer, fully paid and nonassessable, and except as set forth in this Agreement, (a) will be owned free and clear of all Liens created by Buyer, and (b) will be legally equivalent in all respects to the Halter Stock issued and outstanding as of the date hereof, except for the right to acquire additional shares pursuant to the 3-for-2 stock split in the form of a stock dividend announced before the date of this Agreement.

     4.6   Employees.  Buyer represents that it presently intends to offer
           ---------
employment to all of the employees of Seller; provided, however, that Buyer shall have no such obligation to offer such employment to Seller's employees.

     4.7   Capitalization.  As of October 3, 1997, the authorized capital stock
           --------------
of Parent consists of (i) 50,000,000 shares, $.01 par value of common stock of which on the date hereof approximately 18,451,600 shares are issued and outstanding and (ii) 50,000,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding on the date hereof. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, there are no plans, agreements or other arrangements pursuant to which any options, warrants or other rights to acquire shares of capital stock from Buyer are outstanding. Except as disclosed in the SEC Documents, other than the shares of capital stock of Parent described above, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (iii) no phantom stock, options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.


                                   ARTICLE V
                      COVENANTS OF SELLER AND SHAREHOLDER

     Each of Seller and Shareholder, jointly and severally, covenants and agrees with Buyer and Parent as follows:

     5.1   Affirmative Covenants.  From October 3, 1997 to the Closing Date,
           ---------------------
Seller will operate the Business only in the usual, regular and ordinary course of business consistent with good business practices, and will use all reasonable efforts to: (i) preserve intact its business organization and the Assets; (ii) maintain its properties, machinery and equipment in good operating condition and repair; (iii) continue all existing policies of insurance (or comparable insurance) in full force and effect up to and including the Closing Date (and will not cancel any such insurance or take (or fail to take) any action that would enable the insurers under such policies to avoid liability for claims arising out of any occurrence prior to the Closing Date without the prior written consent of Buyer); (iv) use all reasonable efforts to keep available the services of its present officers, employees and agents; (v) use all reasonable efforts to preserve its present relationships with lending and other financial institutions, suppliers and customers; and (vi) maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistently applied. Seller or Shareholder will notify Buyer in writing within five (5) business days of learning of any facts, event or circumstance that is reasonably likely to have a Material Adverse Effect.

     5.2   Negative Covenants.  From October 3, 1997 to the Closing Date, Seller
           ------------------
will not, without the prior written consent of Buyer: (i) with regard to employees utilized in the Business, make any increase in the compensation payable or to become payable by it to any employee or contribute or make any commitment to or representation that it will contribute any amounts to any bonus or other employee benefit plan for employees of Seller except as required by law or by the terms of any such plan in the ordinary course of business consistent with good business practices; (ii) make any amendment to its Certificate of Incorporation, Bylaws or other organizational documents; (iii) make any material change in the character of the Business; (iv) incur any obligation or liability (fixed or contingent) with regard to the Business except in the ordinary course of business consistent with good business practices; (v) discharge or satisfy any Encumbrance or pay any obligation or liability (fixed or contingent) with regard to the Business other than in the ordinary course of business consistent with good business practices; (vi) mortgage, pledge, transfer or otherwise dispose of or subject to any Encumbrance any of the Assets, except in the ordinary course of business consistent with good business practices; (vii) acquire any assets or properties with regard to the Business, except in the ordinary course of business consistent with good business practices; (viii) cancel or compromise any material debt or claim with regard to the Business;
(ix) waive or release any rights of material value with regard to the Business;
(x) transfer, grant or terminate contract, lease, arrangement or commitment rights under any concessions, leases, licenses, agreements, patents, patent licenses, inventions, trademarks, trade names, service marks, trade dress or copyrights or registrations or licenses thereof or applications therefor or with respect to any know-how or other proprietary or trade rights with regard to the Business; (xi) modify or change in any material respect or terminate any existing contract, lease, arrangement or commitment required to be listed on
Schedule 1.1A; (xii) undertake any material borrowing of any nature whatsoever
-------------
with regard to the Business other than in the ordinary course of business consistent with good business practices; (xiii) make any loans or extensions of credit with regard to the Business, except in the ordinary course of business consistent with good business practices; (xiv) make or become obligated to make any capital expenditures or enter into commitments therefor with regard to the Business exceeding $300,000 in the aggregate; (xv) sell, discount or otherwise dispose of any Receivables; (xvi) permit the Bank Debt Balance to exceed $10,000,000, unless discharged on the Closing Date; (xvii) make any payments in respect of dividends or redemptions or other distributions to its shareholders except for (A) distributions with respect to federal and state income tax liabilities associated with the equity ownership of Seller and (B) the redemption of the stock of Richard Juelich, provided that such redemption is made solely from the Cash Consideration and the Stock Consideration to be received hereunder, and (xviii) take any action, the purpose or effect of which is to shift income from post-closing periods to the pre-closing period or to defer expenses from the pre-closing period to post-closing periods which action is not in the ordinary course of business, consistent with past practice.

     5.3   Access to Properties and Records.  Seller will keep Buyer advised of
           --------------------------------
all material developments relevant to the consummation of the transactions contemplated hereby and will cooperate fully in permitting Buyer to make a full investigation of the business, properties, financial condition and investments of Seller during regular business hours and upon reasonable notice and in bringing about the consummation of the transactions contemplated hereby. Seller will, during regular business hours and upon reasonable notice, afford to Buyer and its representatives full access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments, corporate record books and stock books and personnel of Seller, and will permit Buyer and its representatives to contact and interview Seller's personnel, suppliers, vendors, referral sources and any other persons that Buyer shall reasonably determine to be necessary for it to make a full investigation of the Business. Seller will furnish to Buyer all such further information concerning the business and affairs of Seller as Buyer may reasonably request. Seller will update by amendment or supplement each of the Schedules referred to herein and any other disclosure in writing from Seller required by this Agreement to be disclosed in writing by Seller to Buyer promptly upon any change in the information set forth in such Schedules or other disclosures, and Seller hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof; provided, however, that the inclusion of any information in any such
         --------  -------
amendment or supplement, not included in the original Schedule or other disclosure at or prior to the date of this Agreement, shall not limit or impair any right which Buyer might otherwise have to terminate this Agreement pursuant to Section 11.1(c) due to the failure to satisfy the condition in Section 7.1. No investigation pursuant to this Section 5.3 shall affect any representations or warranties or the conditions to the obligations of Buyer to consummate the transactions contemplated hereby. In the event of the termination of this Agreement, Buyer will deliver to Seller all documents, work papers and other material (including copies thereof) obtained by Buyer or on its behalf from Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof and, if the transactions contemplated hereby are not consummated, Buyer will hold such information in confidence until such time as such information is otherwise publicly available.

     5.4   Employees of Seller.  Seller shall pay all salaries and wages to all
           -------------------
employees of Seller employed on the Closing Date, and effective on the Closing Date shall terminate all such employees. Seller shall pay all wages, salaries and bonuses which are payable to Seller's employees prior to the Closing Date. Seller shall maintain through the Closing Date all currently-existing medical, dental, 401(k), life insurance, and any other welfare or benefit plans for its employees. Seller shall make all workers' compensation payments due on or before the Closing Date.

     5.5   Approvals of Third Parties.  As soon as practicable after the date
           --------------------------
hereof, each of Seller and Shareholder will use all reasonable efforts to secure all necessary consents, approvals and clearances of third parties that shall be required to consummate the transactions contemplated hereby and will otherwise use all reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions of this Agreement.

     5.6   Notices.  Seller will timely give all notices required to be given
           -------
relating to the transactions contemplated hereby, including without limitation,
(i) notices to employees and (ii) any notices required or requested to be given to all creditors and claimants against Seller.

     5.7   Access to Books and Records.  Seller agrees to provide Buyer, its
           ---------------------------
accountants, counsel and other representatives, during normal business hours and upon reasonable notice, for a period of four (4) years after the Closing Date, access to the books, records, income tax returns, contracts and other underlying data and documentation of Seller relating to the period prior to the Closing Date and to make available to Buyer personnel of Seller in Buyer's review thereof for the purpose of enabling them to determine and calculate any tax liabilities in connection with the Assets. Seller agrees that, for such four-year period, it will preserve and keep intact all such books and records.

     5.8   No Solicitation of Offers.  Each of Seller and Shareholder covenants
           -------------------------
and agrees that it or he will not solicit, entertain, encourage or assist any acquisition proposal with respect to the purchase or exchange of the Assets or any portion thereof, or with respect to any proposed merger, consolidation, sale of securities or other acquisition involving Seller, by or with any person other than Buyer until November 30, 1997.

     5.9   Release of Financing Statements.  Seller shall obtain and file in the
           -------------------------------
appropriate jurisdictions Termination Statements property executed by any parties holding a security interest or other Encumbrance with respect to the Assets as identified by lien searches conducted with respect to Seller and the Assets.

     5.10  HSR Filing.  Seller shall in cooperation with Buyer file with the
           ----------
Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby; provided, that Buyer shall pay the required fees with respect to the applicable filings under the HSR Act.

     5.11  Change of Name.  Seller agrees to change its name to a name not using
           --------------
the word "AmClyde" within 60 days of the date of Closing and cooperate with Buyer with a change of Buyer's name to a name using the word "AmClyde".

     5.12  Maintenance of Existence.  Seller shall maintain its existence as a
           ------------------------
Delaware corporation until its obligations under this Agreement are satisfied.


                                  ARTICLE VI
                         COVENANTS OF BUYER AND PARENT

     Each of Buyer and Parent, jointly and severally, covenants and agrees with Seller and Shareholder as follows:

     6.1   Furnishing of Information.  Buyer will keep Seller advised of all
           -------------------------
material developments relevant to the consummation of the transactions contemplated hereby and will cooperate fully with Seller in bringing about the consummation of the transactions contemplated hereby. Buyer will update by amendment or supplement each of the Schedules referred to herein and any other disclosure in writing from Buyer required by this Agreement to be disclosed in writing by Buyer to Seller promptly upon any change in the information set forth in such Schedules or other disclosures, and Buyer hereby represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof; provided,
                                                                     --------
however, that the inclusion of any information in any such amendment or
-------
supplement, not included in the original Schedule or other disclosure at or prior to the date of this Agreement, shall not limit or impair any right which Seller might otherwise have to terminate this Agreement pursuant to Section 11.1(c) due to the failure to satisfy the condition in Section 8.1. No investigation pursuant to this Section 6.1 shall affect any representations or warranties or the conditions to the obligations of Seller to consummate the transactions contemplated hereby. In the event of the termination of this Agreement, Seller will deliver to Buyer all documents, work papers and other material (including copies thereof) obtained by Seller or on its behalf from Buyer as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof and, if the transactions contemplated hereby are not consummated, Seller will hold such information in confidence until such time as such information is otherwise publicly available.

     6.2   Approvals of Third Parties.  As soon as practicable after the date
           --------------------------
hereof, Buyer will use all reasonable efforts to cooperate with Seller and Shareholder to secure all necessary consents, approvals and clearances of third parties that shall be required to consummate the transactions contemplated hereby and will otherwise use all reasonable efforts to cooperate with Seller and Shareholder to cause the consummation of such transactions in accordance with the terms and conditions of this Agreement.

     6.3   Access to Books and Records.  Buyer agrees to provide Seller, its
           ---------------------------
accountants, counsel and other representatives during normal business hours and upon reasonable notice, for a period of four (4) years after the Closing Date, access to the books, records, tax returns, contracts and other underlying data and documentation of Buyer relating to the period prior to the Closing Date and to make available to Seller personnel of Buyer in Seller's review thereof for the purpose of enabling them to review any tax liabilities for such period. Buyer agrees that, for such four-year period, it will preserve and keep intact all such books and records.

     6.4   Discharge of Assumed Liabilities.  Subject to and upon the terms and
           --------------------------------
conditions of this Agreement, Buyer shall pay, perform and discharge, according to their terms, the Assumed Liabilities.

     6.5   HSR Filing.  Buyer and Parent shall in cooperation with Seller file
           ----------
with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby.

     6.6   Registration of Halter Stock.
           ----------------------------

           (a) Parent shall use all reasonable efforts to effect the registration of the Halter Stock issued hereunder (the "Registrable Securities") as soon as practicable after the Closing Date and in any event shall prepare and file with the Commission, within ten (10) business days following the Closing Date, a registration statement on Form S-3 (or another appropriate form) for the offer and sale by Seller, Shareholder and Juelich (the "Holders") of the Registrable Securities so issued (the "Shelf Registration Statement"); provided, that if the Shelf Registration Statement is declared effective prior to December 10, 1997 (the "Effectiveness Target Date"), Holders shall not sell any Registrable Securities pursuant to the Shelf Registration Statement prior to the Effectiveness Target Date. In addition, Parent shall prepare and file all such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and in compliance with applicable law for a period of not less than two (2) years following the Closing Date or such shorter period which will terminate when all Registrable Securities have been sold (the "Effectiveness Period") (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). Notwithstanding the foregoing, Parent shall not be obligated to effect any such registration pursuant to this Section 6.6 if Parent's counsel delivers an opinion to Holders and Parent's registrar and transfer agent reasonably satisfactory to counsel for Holders to the effect that the Registrable Securities may be sold or distributed as planned by Holders without registration. All expenses incident to Parent's performance or compliance with this Section 6.6 shall be paid by Parent; provided, however, Holders shall be responsible for and shall pay any underwriting, brokerage or selling agent's fees, discounts or commissions, and shall be responsible for and pay all legal fees and expenses of counsel to Holders or counsel to any underwriter or selling agent. In connection with any underwritten offering to which Parent shall have consented, Parent shall provide, or cause to be provided, such representations, warranties, covenants, opinions, "cold comfort" letters, indemnifications, opportunities for due diligence and other matters, and shall take all such other reasonable actions, as are customary in underwritten public offerings of securities.

           (b) In the event the Shelf Registration Statement is not declared effective by the Effectiveness Target Date, then within fifteen (15) business days after receipt by Parent of a Price Protection Certificate (as defined below) from a Holder within three hundred seventy-five (375) days after the Closing Date Parent shall pay to such Holder an amount equal to the lesser of:
(i) the product of the Trading Price Spread (as defined below) (but only to the extent such amount is a positive number) times the number of shares of Halter Stock issued pursuant to Article II sold by such Holder as noted in the Price Protection Certificate or (ii) the product of the Actual Price Spread (as defined below) (but only to the extent such amount is a positive number) times the number of shares of Halter Stock issued pursuant to Article II sold by such Holder as noted in the Price Protection Certificate. For purposes hereof, the "Trading Price Spread" shall mean the excess of (i) the average closing price of the Halter Stock for the three trading days ending on the Effectiveness Target Date as reported by the American Stock Exchange, Inc. ("AMEX") over (ii) the average closing price of the Halter Stock for the three trading days ending on the date immediately preceding the date upon which the Shelf Registration Statement is declared effective as reported by AMEX. For purposes hereof, the "Actual Price Spread" shall mean the excess of (i) the average closing price of the Halter Stock for the three trading days ending on the Effectiveness Target Date as reported by AMEX over (ii) the actual selling price of such shares Halter Stock (without deduction for commission or fees of any nature) in an open market brokers' transaction. For purposes hereof, the "Price Protection Certificate" shall mean a certificate of a Holder containing all the information required to calculate the amount to be paid by Parent, a recitation of compliance by Holder with the provisions of this Section 6.6(b) and a brokers' confirmation of sale or other documentation satisfactory to Parent evidencing such Holders' sale of Halter Stock (including the date and sales price thereof). Holder may deliver a Price Protection Certificate from time to time during the 375-day period after sales of Halter Stock are made by a Holder. Parent shall have no obligation under this Section if Parent does not receive a Price Protection Certificate within three hundred seventy-five (375) days after the Closing Date.

           (c) Notwithstanding anything to the contrary in Section 6.6(a), but subject to compliance with Section 6.6(d), Parent may, by delivering written notice to Holders, prohibit offers and sales of Registrable Securities pursuant to the Shelf Registration Statement at any time if (A)(i) Parent is in the possession of material non-public information relating to Parent, (ii) Parent determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and (iii) Parent determines in good faith that public disclosure of such material non-public information would not be in the best interests of Parent and its stockholders or (B)(i) Parent has made a public announcement relating to an acquisition or business combination transaction including Parent and/or one or more of its subsidiaries that is material to Parent and its subsidiaries taken as a whole and (ii) Parent determines in good faith that (x) offers and sales of Registrable Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as Parent shall determine) is not in the best interests of Parent and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration Statement; provided, however, that upon (i) the public disclosure by Parent of
           --------  -------
the material non-public information described in clause (A) of this paragraph or
(ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Shelf Registration Statement pursuant to this Section 6.6(c) shall cease and the Parent shall promptly notify Holders that dispositions of Registrable Securities may be resumed.

           (d) Parent and Holders agree that Holders will suffer damages if Parent fails to fulfill its obligations pursuant to Section 6.6 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by Parent to fulfill such obligations, Parent hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder. If the prospectus contained in the Shelf Registration Statement ceases to be usable (including as a result of a prohibition against sales of Registrable Securities pursuant to Section 6.6(c) hereof) at any time during the Effectiveness Period for a period of time which shall exceed 30 days in the aggregate during any 365-day period (a "Registration Default"), then Parent shall pay Liquidated Damages in cash to each Holder following occurrence of such Registration Default in an amount equal to $.0024 per week per share (subject to adjustment in the event of stock splits, stock recombination, stock dividends and the like) of Registrable Securities then held by such Holder for each week or portion thereof that the Registration Default continues (including the original 30-day period constituting the Registration Default). The amount of such Liquidated Damages will increase by additional $.0024 per week per share (subject to adjustment as set forth above) of Registrable Securities then held by such Holder for each subsequent 30-day period until all Registration Defaults have been cured; provided, however, that Liquidated Damages shall not at any
                 --------  -------
time exceed $.0118 per week per share (subject to adjustment as set forth above) of Registrable Securities then held by such Holder. Following the cure of all Registration Defaults relating to any Registrable Securities, the accrual of Liquidated Damages with respect to such Registrable Securities will cease. In any event, Liquidated Damages will not be payable with respect to any period following the expiration of the Effectiveness Period. A Registration Default shall be cured on the date the Shelf Registration Statement is declared effective or the prospectus contained therein again becomes usable.

           (e) Parent may require Holders to furnish to Parent such information regarding the distribution of Registrable Securities as is required by law to be disclosed in the Shelf Registration Statement, and Parent may exclude from the Shelf Registration Statement the Registrable Securities if Holders fail to furnish such information within a reasonable time after receiving such request. Each holder agrees to notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to Parent or of the occurrence of any event as a result of which the prospectus included in the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding a Holder or such Holder's intended method of distribution of Registrable Securities, or omits to state any material fact regarding a Holder or such Holder's intended method of distribution of Registrable Securities, necessary to make the statement therein, in light of the circumstances then existing, not misleading and promptly furnish to Parent any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to a Holder or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

           (f) Parent will indemnify and hold harmless Holders from and against any and all loss, damage, liability, cost and expense to which the Holders may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Parent will not be liable in any such case and will be indemnified by Holder, to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder.

     6.7   Employees.  With regard to all employees of Seller (whether or not
           ---------
hired by Buyer on or following the Closing Date), Buyer shall pay, perform and discharge, according to their terms, any accrued holiday, short-term disability, sick, severance, termination, payment in lieu of notice and vacation pay to which such employees are entitled or claim to be entitled as of the Closing Date (including obligations arising from the termination of such employees by Seller in anticipation of the transactions contemplated herein) and any additional holiday, sick or vacation pay set forth in Schedule 6.7; provided that with
                                           ------------
regard to any former employee of Seller that is hired by Buyer, Buyer may discharge its obligation hereunder to such employee by giving credit (in lieu of a cash payment) to such employee for any such accrued items, subject to any consent of such employee required by law. With regard to all employees of Seller (whether or not hired by Buyer on or following the Closing Date), Buyer shall pay, perform and discharge, according to their terms, any accrued wages, salaries and bonuses which are accrued as of the Closing Date but payable after the Closing Date. Buyer shall (i) pay when due all workers' compensation payments incurred by Buyer with regard to its employees, (ii) pay when due all wages, salaries and bonuses incurred by Buyer with regard to its employees, and
(iii) be responsible for all welfare and benefit plans maintained with regard to its employees (including, without limitation, the provision for COBRA benefits on a prospective basis).

     6.8   Letters of Credit.  As of the date of this Agreement, Firstar Bank of
           -----------------
Minnesota, N.A. ("Firstar Bank") has issued on behalf of Seller the letters of credit listed on Schedule 6.8 attached hereto (the "Letters of Credit"). Parent
                 ------------
agrees to deliver to Firstar Bank at Closing a guarantee in form satisfactory to Firstar Bank so as to enable Firstar Bank to release Seller from any and all liabilities to Firstar Bank with respect to such letters of credit and to release Seller's assets from all security interests in favor of Firstar Bank with respect to such letters of credit.

     6.9   Performance and Payment Bonds.  As of the date of this Agreement,
           -----------------------------
United States Fidelity and Guaranty Company ("USF&G") has issued on behalf of Seller the performance and payment bonds listed on Schedule 6.9 attached hereto
                                                   ------------
(the "Bonds"). Parent agrees to deliver to USF&G at Closing a guarantee, assumption or other agreement in form satisfactory to USF&G so as to enable USF&G to maintain the issuance of the Bonds.

     6.10  Retention of Records and Access by Seller and Shareholder.  Buyer
           ---------------------------------------------------------
agrees that for a period of five (5) years following the Closing Date Buyer will use reasonable efforts to retain all of the records of Seller related to the Assets that are transferred by Seller to Buyer pursuant to Section 9.2(b) above. Buyer further agrees that from time to time during such five (5) year period upon the prior written request of Seller or Shareholder Buyer will make such records available to Seller or Shareholder for review by Seller or Shareholder for any reasonable business or tax purpose of Seller or Shareholder and for photocopying by and at the expense of Seller or Shareholder.


                                  ARTICLE VII
                 CONDITIONS TO OBLIGATIONS OF BUYER AND PARENT

     The obligations of Buyer and Parent to cause the purchase of the Assets and the other transactions contemplated hereby to occur at Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Buyer and Parent may waive in writing:

     7.1   Representations and Warranties of Seller and Shareholder.  All of the
           --------------------------------------------------------
representations and warranties of Seller and Shareholder contained in this Agreement and in any Schedule or other disclosure in writing from Seller or Shareholder shall have been true and correct in all material respects when made (without regard to any subsequent amendment or supplement), and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     7.2   Covenants of Seller and Shareholder.  All of the covenants and
           -----------------------------------
agreements herein on the part of Seller and Shareholder to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

     7.3   Seller's Certificate.  There shall be delivered to Buyer a
           --------------------
certificate dated as of the Closing Date and signed by the President or a Vice President of Seller and by Shareholder to the effect set forth in Sections 7.1 and 7.2, which certificate shall have the effect of a representation and warranty made by each of Seller and Shareholder on and as of the Closing Date.

     7.4   Noncompetition Agreements.  Each of Seller, Shareholder and Juelich
           -------------------------
shall have executed and delivered to Buyer a Noncompetition Agreement in substantially the form attached hereto as Exhibit C-1, Exhibit C-2 and Exhibit
                                          -----------  -----------     -------
C-3, respectively (the "Noncompetition Agreements").
---

     7.5   Employment Agreement.  Juelich shall have executed and delivered to
           --------------------
Buyer an Employment Agreement in substantially the form attached hereto as

Exhibit D (the "Employment Agreement").
---------

     7.6   Escrow Agreement.  Seller shall have executed and delivered to Buyer
           ----------------
an Escrow Agreement substantially in the form attached hereto as Exhibit E (the
                                                                 ---------
"Escrow Agreement").

     7.7   No Casualty Losses.  The Assets shall not have suffered any
           ------------------
destruction or damage by fire, explosion or other casualty or any taking by eminent domain which has materially impaired the operation of the Assets or otherwise had a Material Adverse Effect.

     7.8   Certificates of Authorities.  Seller shall have furnished to Buyer
           ---------------------------
(i) certificates of the Secretary of State of Delaware, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the organization, existence and good standing of Seller, (ii) a copy, certified by the Secretary of State of Delaware as of a date not more than twenty (20) days prior to the Closing Date, of Seller's Certificate of Incorporation and all amendments thereto, (iii) a copy, certified by the Secretary of Seller, of the Bylaws of Seller, as amended and in effect at the Closing Date and (iv) a copy, certified by an authorized officer of Seller, of resolutions duly adopted by each of the Board of Directors and shareholders of Seller duly authorizing the transactions contemplated in this Agreement.

     7.9   Litigation.  At the Closing Date, there shall not be pending or
           ----------
threatened any litigation in any court or any proceeding before any Agency, (i) in which it is sought to restrain, invalidate, set aside or obtain damages in respect of the consummation of the purchase and sale of the Assets or the other transactions contemplated hereby, (ii) that could, if adversely determined, result in any Material Adverse Effect, or (iii) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of its ownership of the Assets.

     7.10  Satisfactory to Buyer's Counsel.  All actions, proceedings,
           -------------------------------
instruments and documents required to carry out this Agreement or incidental thereto and all other related matters shall have been satisfactory to Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas, counsel for Buyer.

     7.11  Opinion of Seller's Counsel.  Buyer shall have received the opinion
           ---------------------------
of Henson & Efron, P.A., counsel for Seller, dated the Closing Date, in form and substance satisfactory to Buyer, with respect to the matters set forth on Exhibit F-1. Buyer shall have received the opinion of Dorsey & Whitney, LLP,
-----------
counsel for Seller, dated the Closing Date, in form and substance satisfactory to Buyer, with respect to the matters set forth on Exhibit F-2.
                                                   -----------

     7.12  No Material Adverse Effect.  There shall not have occurred any
           --------------------------
Material Adverse Effect. Buyer shall receive a certificate from Seller, dated as of the Closing Date and in form and substance satisfactory to Buyer, as to the fulfillment of the conditions set forth in this Section 7.12.

     7.13  HSR Approval.  All applicable waiting periods and any extensions
           ------------
under the HSR Act shall have expired or otherwise been terminated.

     7.14  Consents.  Seller shall have obtained all orders, approvals, estoppel
           --------
certificates or consents of third parties, including, without limitation, any orders, approvals, certificates or consents deemed necessary by counsel to Buyer that shall be required to consummate the transactions contemplated hereby, including, without limitation, consents to the assignment of the Assumed Liabilities listed on Schedule 1.1A.
                      -------------

     7.15  Juelich Investment Letter.  Juelich shall have executed and delivered
           -------------------------
to Parent an investment letter making substantially the same representations and warranties as set forth in Sections 3.25 and 3.26 above and agreeing to be bound by the provisions of Section 6.6 with respect to the Halter Stock to be received by him from Seller.

     7.16  60-Ton Portal Crane Agreement.  Each of Seller, Shareholder and
           -----------------------------
United Dominion Industries, Inc., a Delaware corporation ("UDI"), shall have executed and delivered to Buyer a mutually satisfactory agreement regarding Navy Prime Contract #N62471-82-C-1455 for Model NP60 Clyde Crane and UDI Product Liability Claims, as defined below, (the "60-Ton Portal Crane Agreement") and all documents required to be delivered pursuant to the terms of the 60-Ton Portal Crane Agreement.

     7.17  Further Assurances.  Each of Seller and Shareholder shall take all
           ------------------
such further action as may be reasonably requested by Buyer in order to effectuate the consummation of the transactions contemplated by this Agreement. If Buyer shall reasonably determine that any further conveyance, assignment or other document or any further action is necessary to vest in it full title to the Assets, Seller and Shareholder shall cause the appropriate officers to execute and deliver all such instruments and take all such action as Buyer may reasonably determine to be necessary.


                                  ARTICLE VII
              CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDER

     The obligations of Seller and Shareholder to cause the sale of the Assets and the other transactions contemplated hereby to occur at Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller and Shareholder may waive in writing:

     8.1   Representations and Warranties of Buyer and Parent.  All of the
           --------------------------------------------------
representations and warranties of Buyer and Parent contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall have been true and correct in all material respects when made (without regard to any subsequent amendment or supplement), and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     8.2   Covenants of Buyer and Parent.  All of the covenants and agreements
           -----------------------------
herein on the part of Buyer or Parent to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

     8.3   Certificate of Buyer and Parent.  There shall be delivered to Seller
           -------------------------------
and Shareholder a certificate dated as of the Closing Date and signed by the President or a Vice President of Buyer and Parent to the effect set forth in Sections 8.1 and 8.2, which certificate shall have the effect of a representation and warranty made by Buyer and Parent on and as of the Closing Date.

     8.4   Noncompetition Agreements.  Buyer shall have executed and delivered
           -------------------------
to Seller and to Shareholder the Noncompetition Agreements.

     8.5   Employment Agreement.  Buyer or an affiliate of Buyer shall have
           --------------------
executed and delivered to Juelich the Employment Agreement.

     8.6   Escrow Agreement.  Buyer shall have executed and delivered to Seller
           ----------------
the Escrow Agreement.

     8.7   Certificates of Authorities.  Each of Buyer and Parent shall have
           ---------------------------
furnished to Seller (i) certificates of the Secretary of State of Delaware, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the organization, existence and good standing of each of Buyer and Parent, (ii) copies, certified by the Secretary of State of Delaware, as of a date not more than twenty (20) days prior the Closing Date, of each of Buyer's and Parent's respective Certificate of Incorporation and all amendments thereto,
(iii) a copy, certified by the Secretary of Buyer, of the Bylaws of Buyer, as amended and in effect at the Closing Date, (iv) a copy, certified by the Secretary of Parent, of the Bylaws of Parent, as amended and in effect at the Closing Date and (v) copies, certified by authorized officers of each of Buyer and Parent, of resolutions duly adopted by the respective Board of Directors of Buyer and Parent duly authorizing the transactions contemplated in this Agreement.

     8.8   Satisfactory to Seller's Counsel.  All actions, proceedings,
           --------------------------------
instruments and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to Dorsey & Whitney, LLP, counsel for Seller and Shareholder.

     8.9   Opinion of Buyer's Counsel.  Seller shall have received an opinion of
           --------------------------
Locke Purnell Rain Harrell, counsel for Buyer, dated the Closing Date, in form and substance satisfactory to Seller, with respect to the matters set forth on Exhibit G.
---------

     8.10  HSR Approval.  All applicable waiting periods and any extensions
           ------------
under the HSR Act shall have expired or otherwise been terminated.

     8.11  Transfer of Juelich's Interest.  Seller shall have acquired from
           ------------------------------
Juelich all of Juelich's equity interest in Seller.

     8.12  60-Ton Portal Crane Agreement.  Each of Buyer, Parent and UDI shall
           -----------------------------
have executed and delivered to Seller the 60-Ton Portal Crane Agreement and all documents required to be delivered pursuant to the terms of the 60-Ton Portal Crane Agreement.


                                  ARTICLE IX
                                    CLOSING

     9.1   Date and Place of Closing.  Subject to satisfaction or waiver of the
           -------------------------
conditions to the obligations of the parties, the purchase and sale of the Assets pursuant to this Agreement shall be consummated at a closing (the "Closing") to be conducted by a mutual exchange of documents or telecopies on October 31, 1997 or such other date as the parties may mutually agree upon (the "Closing Date").

     9.2   Performance by Seller and Shareholder.  At the Closing, concurrently
           -------------------------------------
with performance by Buyer of its obligations to be performed at the Closing:

         (a)  Conveyances.  Seller shall execute and deliver to Buyer, in form
              -----------
and substance acceptable to Buyer (i) a Bill of Sale and Assignment in substantially the form attached hereto as Exhibit A conveying to Buyer all items
                                          ---------
of personalty included among the Assets, (ii) assignments of each of the contracts, leases, arrangements and commitments listed on Schedule 1.1A and
                                                          -------------
(iii) all other assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Buyer title to all of the Assets and all right, title and interest of Seller thereto. If requested by Buyer, such documents shall be in a form suitable for recording.

         (b)  Records.  Seller shall deliver to Buyer all documents, agreements,
              -------
reports, books, records and accounts pertaining specifically to the Assets that are in Seller's possession.

         (c)  Certificates.  Seller and Shareholder shall execute and deliver to
              ------------
Buyer the certificates referred to in Sections 7.3 and 7.12.

         (d)  Noncompetition Agreements and Employment Agreement.  Seller,
              --------------------------------------------------
Shareholder and Juelich shall execute and deliver to Buyer the Noncompetition Agreements and Juelich shall execute and deliver to Buyer the Employment Agreement.

         (e)  Escrow Agreement.  Seller shall execute and deliver to Buyer the
               ----------------
Escrow Agreement.

         (f)  Certificates of Authorities.  Seller shall deliver to Buyer the
               ---------------------------
certificates of authorities referred to in Section 7.8.

         (g)   Opinion of Seller's Counsel.  Seller shall deliver to Buyer the
              ---------------------------
opinions of its counsel, dated the Closing Date, as specified in Section 7.11.

         (h)   Consents.  Seller shall deliver to Buyer the consents and
                --------
approvals required by Section 7.14.

         (i)   Other Actions. Each of Seller and Shareholder shall take all
               -------------
such other steps as may be necessary or appropriate to put Buyer in actual and complete ownership and possession of the Assets.

     9.3   Buyer's Performance.  At the Closing, concurrently with the
           -------------------
performance by Seller of its obligations to be performed at the Closing, Buyer shall:

         (a)   Purchase Price.  Deliver to Seller the Cash Consideration and the
               --------------
Additional Consideration, if any.

         (b)   Escrow Deposit.  Deliver to Seller written instructions to
               --------------
Parent's transfer agent to deliver to Escrow Agent, as named in the Escrow Agreement, two certificates representing an aggregate 13,851 shares of Halter Stock to be held pursuant to the Escrow Agreement.

         (c)   Halter Stock.  Deliver to Seller written instructions to Parent's
               ------------
transfer agent to deliver to Seller a certificate representing 459,652 shares of Halter Stock. Deliver to Seller written instructions to Parent's transfer agent to deliver to Juelich, on behalf of Seller and for the benefit of Seller, a certificate representing 140,731 shares of Halter Stock.

         (d)   Assumption Agreement.  Execute and deliver to Seller the
               --------------------
Assumption Agreement in substantially the form attached hereto as Exhibit B.
                                                                  ---------

         (e)   Escrow Agreement.  Buyer shall execute and deliver to Seller the
               ----------------
Escrow Agreement.

         (f)   Certificate.  Execute and deliver the certificate referred to in
               -----------
Section 8.3.

         (g)   Noncompetition Agreement and Employment Agreement.  Execute and
               -------------------------------------------------
deliver to Seller, Shareholder and Juelich the Noncompetition Agreements and either execute and deliver, or cause an affiliate of Buyer to execute and deliver, to Juelich the Employment Agreement.

         (h)   Certificates of Authorities.  Deliver to Seller the certificates
               ---------------------------
of authorities referred to in Section 8.7.

         (i)   Opinion of Buyer's and Parent' Counsel.  Buyer and Parent shall
               --------------------------------------
deliver to Buyer the opinion of their counsel, dated the Closing Date, as specified in Section 8.9.

     9.4   Other Instruments.  In addition to the foregoing, Buyer, Seller and
           -----------------
Shareholder agree as follows:

           (a)   Further Action by Seller and Shareholder.  At any time and from
                 ----------------------------------------
time to time, at or after the Closing, upon request of Buyer, each of Seller and Shareholder shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required in order to evidence, vest in and confirm to Buyer full and complete title to, possession of, and the right to use and enjoy, the Assets.

           (b)   Further Action by Buyer. At any time and from time to time,
                 -----------------------
at or the Closing, upon request of Seller or Shareholder, Buyer shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts and assurances as may reasonably be required in order to better assure and confirm to Seller and Shareholder the assumption by Buyer of the obligations to render performance that are to be assumed by Buyer pursuant to this Agreement.

                                   ARTICLE X
                   INDEMNIFICATION AND POST-CLOSING MATTERS

     10.1  Buyer's Losses.  Each of Seller and Shareholder jointly and severally
           --------------
agrees to indemnify and hold harmless Buyer and Parent, and each of their directors, officers, employees, representatives, agents and attorneys from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Seller's consent, which may not be unreasonably withheld), penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Buyer's Losses") suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by Seller and Shareholder in or pursuant to this Agreement (as amended or supplemented pursuant to Section 5.3) being untrue or incorrect in any respect; (ii) any liability arising from or with respect to the Assets through the Closing Date; (iii) any failure by Seller or Shareholder to observe or perform its covenants and agreements set forth in this Agreement;
(iv) any failure by Seller or Shareholder to satisfy and discharge any other liability or obligation not expressly assumed by Buyer pursuant to this Agreement; (v) the items described in Schedule 3.10 hereof; or (vi) the failure
                                      -------------
of Buyer to collect the full face amount of all accounts receivable of Seller and AmCane as of the date of Closing (the "Receivables") net of applicable reserves within 23 months from the date of Closing. With regard to Receivables, Buyer will, upon receipt of cash payment from Seller, transfer to Seller unpaid Receivables or portions thereof equal to such cash payment from Seller, and Buyer shall remit to Seller any amounts received by Buyer with regard to such transferred Receivables.

     10.2  Seller's Losses.  Each of Parent and Buyer jointly and severally
           ---------------
agrees to indemnify and hold harmless Seller and Shareholder and Seller's directors, officers, employees, representatives, agents and attorneys from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Buyer's consent, which may not be unreasonably withheld), penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Seller's Losses") suffered, sustained, incurred or required to be paid by either Seller or Shareholder by reason of (i) any representation or warranty made by Buyer in or pursuant to this Agreement (as amended or supplemented pursuant to Section 6.1) being untrue or incorrect in any respect; (ii) any liability arising from or with respect to the Assets after the Closing Date; (iii) any failure by Buyer to observe or perform its covenants and arising from sales of goods manufactured or sold or services provided by Buyer on or after the Closing Date; or (v) any failure by Buyer to satisfy and discharge any liability or obligation expressly assumed by Buyer pursuant to this Agreement.

     10.3  Liability Relating to Pre-Closing Products and Services.
           -------------------------------------------------------

          (a)    Product Liability Claims.  For purposes hereof, the term
                 ------------------------
"Product Liability Claims" shall mean any and all liabilities, losses, claims, judgments, awards, causes of action, suits, demands and obligations resulting from, arising out of, or relating to personal injury, wrongful death, property damage, breach of contract, economic loss, consequential damages, punitive damages, incidental damages, product or service liability claims (including, but without limitation to, negligence, gross negligence, strict liability, punitive damages, failure to warn, breach of contract, implied warranty, express warranty, Restatements of Torts Section 4.02A claims and any and all derivative
          ---------------------
claims such as loss of consortium and any and all contribution and indemnity claims) involving products of the Business shipped or services (including, but not limited to, engineering, design, installation, service and consulting) performed by the Business prior to the Closing Date. For purposes hereof, the term "UDI Product Liability Claims" shall mean those Product Liability Claims for products of the Business shipped or services (including, but not limited to, engineering, design, installation, service and consulting) performed by the Business prior to October 14, 1989. For purposes hereof, the term "Seller Product Liability Claims" shall mean those Product Liability Claims for products of the Business shipped or services (including, but not limited to, engineering, design, installation, service and consulting) performed by the Business on or after October 14, 1989 but prior to the Closing Date.

          (b)    Seller Insurance.  For purposes hereof, the term "Seller
                 ----------------
Insurance" shall mean Seller's existing policy of insurance providing coverage for Seller Product Liability Claims on the form(s) previously delivered by Seller to Buyer at the level (in excess of the $1,000,000 retention) of $1,000,000 in years 1989, 1990 and 1991; $5,000,000 in years 1992, 1993 and
1994; $8,000,000 in 1995; and $11,000,000 in 1996 and 1997).

          (c)    UDI Product Liability Claims.  With respect to UDI Product
                 ----------------------------
Liability Claims made before, on or after the date of Closing (none of which UDI Product Liability Claims are being assumed by Buyer). Buyer's assistance of UDI is documented in the 60-Ton Portal Crane Agreement and Buyer is receiving from UDI the Indemnification Agreement pursuant to the 60-Ton Portal Crane Agreement. Each of Seller and Buyer shall promptly notify each other party to this Agreement in writing upon receipt of notice of a UDI Product Liability Claim.

          (d)    Seller Product Liability Claims. With respect to Seller Product
                 -------------------------------
Claims (none of which Seller Product Liability Claims are being assumed by Buyer): (i) on or before Closing, Buyer shall purchase a single premium policy of insurance on the form previously delivered by Buyer to Seller that provides coverage to each of Buyer, Parent and Seller as named insureds for Seller Product Liability Claims made during the period from the Closing Date through October 15, 2007 for (a) all of Seller's existing $1,000,000 retention under the Seller Insurance for Seller Product Liability Claims made after the Closing Date with the exception of the first $250,000 of such retention and (b) an amount of additional insurance for Seller Product Liability Claims effecting at least $25,000,000 of coverage per occurrence and in the aggregate for each policy period of the Seller Insurance; (ii) on or before Closing, Seller shall add Buyer, Parent and Utility Steel, Inc., a Louisiana corporation, as additional named insureds to the Seller Insurance for Seller Product Liability Claims made before, on or after the Closing Date; (iii) within thirty (30) days of written request by Seller from time-to-time, which shall include appropriate supporting documentation, Buyer shall reimburse Seller (and, following the liquidation and dissolution of Seller, Shareholder, provided Shareholder takes no action to increase or alter Buyer's exposure under this Section 10.3) for all its third party out of pocket expenses incurred by Seller in connection with its defense of a Seller Product Liability Claim (whether made before, during or after the Closing Date) (including, without limitation, reasonable attorneys' fees and other third party out of pocket costs, expenses, judgments, damages, penalties, fines, interest, monetary sanctions, losses, obligations, liabilities, claims, deficiencies and, to the extent approved by Buyer, settlements incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by Seller by reason of a Seller Product Liability Claim), provided that such reimbursement obligation of Buyer shall be limited to $250,000 per Seller Product Liability Claim; and (iv) at the end of the term of the insurance policy described in (i) above, Buyer shall indemnify, defend and hold harmless Seller, and its directors, officers, employees, representatives, agents and attorneys (and, following the liquidation and dissolution of Seller, Shareholder, provided Shareholder takes no action to increase or alter Buyer's exposure under this
Section 10.3) from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Buyer's consent, which may not be unreasonably withheld), penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by it by reason of any underinsured Seller Product Liability Claims (such underinsurance to include any retentions required by insurance) made before, during or after the Closing Date, provided that such obligation of Buyer shall be limited to an aggregate total of $25,000,000; and (v) each of Buyer and Seller shall not take any action, or omit to take any action, that would modify, alter, waive, limit, negate, void or otherwise negatively impact either Seller's or Buyer's insurance coverage for Seller Product Liability Claims. Each of Seller and Buyer shall promptly notify each other party to this Agreement in writing upon receipt of notice of a Seller Product Liability Claim.

     10.4  Notice of Loss.  Except to the extent set forth in the next sentence,
           --------------
a party to this Agreement shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach which is asserted has been given to the Indemnifying Party (as hereafter defined) and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as hereafter defined) is given notice of the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article XI, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Buyer's Losses, Seller and Shareholder, jointly and severally, shall be the Indemnifying Party and Buyer and Parent shall be the Indemnified Party. With respect to Seller's Losses, Buyer and Parent shall be the Indemnifying Party and Seller and Shareholder shall be the Indemnified Party.

     10.5  Right to Defend.  Upon receipt of notice of any suit, action,
           ---------------
investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

     10.6  Cooperation.  Each of Buyer, Seller and Shareholder and each of their
           -----------
affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to Environmental Protection Agency, Occupational Safety and Health Administration, and Equal Employment Opportunity Commission matters.

     10.7  Claim Against U.S. Government.  Seller shall continue to pursue its
           -----------------------------
claim against the United States Government with respect to a 135 ton crane matter (the "Government Claim"), and Buyer shall cooperate with Seller in the prosecution thereof, all as provided for in this Section 10.7. Buyer shall make available to Seller the services of Dennis Kalman and Herb Eberhardt (who are currently employed by Seller and will likely become employed by Buyer on the Closing Date), or of individuals employed by Buyer who are the successors to the positions that Messrs. Kalman and Eberhardt currently hold with respect to the Business, for purposes of administering the Government Claim; provided, however, that neither of such individuals, nor such successors shall be required to spend more than 10% of their working time and attention in monitoring the Government Claim. Further, Buyer shall loan, on an interest-free basis, amounts from time to time expended by Seller in pursuing the Government Claim, not to exceed $100,000 in the aggregate. As part of such arrangement, Seller will pursue the Government Claim until it is resolved by settlement or until the matter is set for trial, whichever shall first occur. If the matter is set for trial without first being settled, Buyer and Seller shall meet and shall evaluate the Government Claim, including the projected costs of litigation, the time period involved in litigation, the likelihood of a positive or a negative outcome as a result of litigation, and other factors. If, after such meeting (the "Pre-Trial Meeting"), the parties mutually agree to pursue the matter through trial, then Buyer shall commit to loan Seller such additional funds to cover the cost of litigation, not limited by the $100,000 amount referred to above, as the parties mutually agree to be reasonable to fund the pursuit of the matter through trial. The Buyer is under no obligation to pursue the matter through trial, provide the services of employees or fund additional costs without its agreement, which can be given or withheld in its sole discretion. To the extent Seller receives any settlement amount with respect to the Government Claim or any judgment amount from litigation in which Buyer has elected to participate as aforesaid with respect to the Government Claim, Seller and Buyer agree that the proceeds from the Government Claim shall be distributed as follows: (i) Seller shall first receive and pay over to Buyer as a loan repayment an amount equal to all loans made by Buyer to Seller pursuant to this
Section 10.7 and (ii) Seller shall distribute to Buyer fifty percent (50%) of the balance of the proceeds and shall retain the remaining fifty percent (50%) balance of the proceeds. If, as a result of the Pre-Trial Meeting, Buyer does not agree to pursue litigation on the basis described above, then Buyer shall thereafter have no rights against Seller with respect to the proceeds of the Government Claim (but Buyer shall retain rights against Seller with regard to the collection of the loans to Seller under this Section) and Seller shall be left with the decision to pursue the Government Claim at its sole cost and expense. Any proceeds received by Seller with respect to the Government Claim, through any judgment, settlement or otherwise, shall first be paid by Seller to Buyer as a loan repayment. All unpaid loan amounts shall be due and payable by Seller to Buyer upon the last to occur of the date of the settlement of the matter, the date of the expiration of all appeal periods with respect to any judgment entered in the matter and the date that Seller abandons its pursuit of the Government Claim.

     10.8  Survival of Representations, Warranties, Covenants and Agreements.
           -----------------------------------------------------------------
All representations, warranties, covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

     10.9  Limitation on Indemnification.  Notwithstanding anything to the
           -----------------------------
contrary herein, the liability of Seller and Shareholder under this Agreement shall be limited such that Seller and Shareholder shall have no liability or obligation to Buyer under Section 10.1 unless and until the amount of Buyer's Losses incurred by Buyer in the aggregate exceed the sum of $300,000 and Seller and Shareholder shall be responsible for Buyer's Losses only to the extent such Buyer's Losses exceed $300,000 in the aggregate but in no event shall Seller and Shareholder's collective liability hereunder exceed $10,000,000 in the aggregate. Notwithstanding anything to the contrary herein, the liability of Parent and Buyer under this Agreement shall be limited such that Parent and Buyer shall have no liability or obligation to Seller and Shareholder under
Section 10.2 unless and until the amount of Seller's Losses incurred by Seller and Shareholder in the aggregate exceed the sum of $500,000 and Parent and Buyer shall be responsible for Seller's Losses only to the extent such Seller's Losses exceed $500,000 in the aggregate but in no event shall Parent and Buyer's collective liability hereunder exceed $10,000,000 in the aggregate. Any claims to be made under either Section 10.1 or 10.2 must be made on or before the second anniversary of the date of the Closing.

     10.10      Escrowed Shares.  In the event that a claim by either Buyer or
                ---------------
Parent is to be satisfied by Escrow Agent distributing to Buyer or Parent shares of Halter Stock held by Escrow Agent pursuant to the Escrow Agreement, then either Seller or Shareholder shall have the right to pay cash to Buyer or Parent, as appropriate, to satisfy the amount of such claim as determined by settlement of the claim by the parties or a resolution of the claim by a final judgment rendered by court or an arbitration award. Upon the receipt by Buyer or Parent, as appropriate, of the cash payment of the amount of such claim as so determined, then Buyer and Parent hereby agree that they shall join Seller and Shareholder to (i) jointly instruct Escrow Agent to distribute to Seller that number of shares of Halter Stock as is equal to the quotient of the cash payment received by Buyer or Parent, as appropriate, divided by the closing price of Halter Stock for the trading day immediately preceding the day that such payment is received by the Buyer or Parent, as appropriate, as reported by the American Stock Exchange, Inc. and (ii) jointly advise Escrow Agent that such claim, as so determined, has been satisfied. Neither Buyer nor Parent shall make a claim under the Escrow Agreement until notice has been given as required by Section 10.4.


                                  ARTICLE XI
                                  TERMINATION

     11.1  Termination.  This Agreement may be terminated and abandoned at any
           -----------
time on or prior to the Closing Date:

           (a) By the consent in writing of Buyer, Parent, Seller and Shareholder;

           (b) By Buyer or Parent in writing if any of the material conditions to the obligations of Buyer and Parent contained herein shall not have been satisfied or, if unsatisfied, waived by Buyer and Parent as of the Closing Date;

           (c) By Seller or Shareholder in writing if any of the material conditions to the obligations of Seller and Parent contained herein shall not have been satisfied or, if unsatisfied, waived by Seller and Parent as of the Closing Date; and

           (d) By Buyer and Parent or Seller and Shareholder in writing if the Closing shall not have occurred by November 30, 1997.

     11.2  No Further Force or Effect.  In the event of termination and
           --------------------------
abandonment of this Agreement pursuant to the provisions of Section 11.1, this Agreement shall be of no further force or effect, except for Sections 5.3, 6.1 and 12.1, which shall not be affected by termination of this Agreement.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1   Expenses.  Buyer shall pay Seller's and Shareholder's expenses
            --------
incurred in connection with the transactions contemplated hereby provided that the Closing occurs but not to exceed $50,000 in the aggregate. Thereafter or if the transactions are not consummated, Shareholder, on behalf of himself and Seller on one hand and Buyer on the other shall each pay their own expenses in connection with the transactions contemplated hereby, including, without limitation, fees of its own counsel, auditors and other experts.

     12.2   Guaranties by Parent and Shareholder.  Parent does hereby guarantee
            ------------------------------------
all of Buyer's obligations under this Agreement (including indemnification obligations). Shareholder does hereby guarantee all of Seller's obligations under this Agreement (including indemnification obligations).

     12.3   Entire Agreement.  This Agreement (including the exhibits and
            ----------------
schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     12.4   Publicity.   No party hereto shall issue any press release or make
            ---------
any public statement, in either case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other parties hereto to the content and manner of presentation and publication thereof, which consent shall not be unreasonably withheld or delayed; provided, however, that the parties shall be entitled, following reasonable prior written notice to the other party, to issue such press releases and make such public statements as are, in the opinion of its legal counsel, required by applicable law.

     12.5   Successors and Assigns. This Agreement and the rights of the parties
            ----------------------
hereunder may not be assigned (except by operation of law), and the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements.

     12.6   Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     12.7   Headings.  The headings of the paragraphs and subparagraphs of this
            --------
Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.8   Use of Certain Terms.  As used in this Agreement, the words "herein,
            --------------------
"hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

     12.9   Modification and Waiver.  Any of the terms or conditions of this
            -----------------------
Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Buyer and Parent and Seller and Shareholder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     12.10  Notices.  All notices of communication required or permitted
            -------
hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, or (c) telecopying the same with electronic confirmation of receipt.


           (i)  If to Seller        AmClyde Engineered Products, Inc.
                and/or              c/o Wallace K. Fisk, Jr.
                Shareholder:        #9 Chickadee Lane
                                    North Oaks
                                    St. Paul, MN 55127
                                    Telecopy No. (612) 483-5060

           with copies to:          Dorsey & Whitney, LLP
                                    220 South Sixth Street
                                    Minneapolis, MN 55402
                                    Attention: William R. Hibbs, Esq.
                                    Telecopy No.: (612) 340-8827

           (ii)  If to Buyer        Halter Marine Group, Inc.
                 and Parent:        13085 Seaway Road
                                    Gulfport, MS 39503
                                    Attention: Maureen Sullivan, Esq.
                                    Telecopy No.: (601) 897-4803

           with copies to:          Locke Purnell Rain Harrell
                                    (A Professional Corporation)
                                    2200 Ross Avenue, Suite 2200
                                    Dallas, TX 75201
                                    Attention:  Charles C. Reeder, Esq.
                                    Telecopy Number:  (214) 740-8800

or at such other address or counsel as any party hereto shall specify pursuant to this Section 12.10 from time to time.

     12.11   GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
             -------------
THE LAWS OF THE STATE OF MINNESOTA (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAWS PROVISIONS).

     12.12   Time.  Time is of the essence with respect to this Agreement.
             ----

     12.13   Reformation and Severability.  In case any provision of this
             ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12.14   Remedies Cumulative. No right, remedy or election given by any term
             -------------------
of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in counterparts all as of the date first above written.

                              SELLER:

                              AmClyde Engineered Products, Inc.


                              By: /s/   Wallace K. Fisk, Jr.
                                  ---------------------------------
                              Printed Name: Wallace K. Fisk, Jr.
                                            -----------------------
                              Title:    CEO
                                     ------------------------------


                              SHAREHOLDER:


                              /s/  Wallace K. Fisk, Jr.
                              -------------------------------------
                              Wallace K. Fisk, Jr.

                              BUYER:

                              AEPI Acquisition, Inc.


                              By: /s/  Rick S. Rees
                                  ---------------------------------
                              Printed Name: Rick S. Rees
                                            -----------------------
                              Title: Executive Vice President
                                     ------------------------------

                              PARENT:

                              Halter Marine Group, Inc.


                              By: /s/ Rick S. Rees
                                  ---------------------------------
                              Printed Name: Rick S. Rees
                                            -----------------------
                              Title: Executive Vice President
                                     ------------------------------

                           ASSET PURCHASE AGREEMENT

                        List of Schedules and Exhibits


SCHEDULES
---------

   1.1A    Assumed Contracts
   1.1B    Excluded Assets
   3.2     Encumbrances
   3.4     Physical Properties
   3.5     Trademarks, Etc.
   3.6     Permits
   3.8     Contracts
   3.10    Litigation
   3.12    Unrecorded Liabilities
   3.13    Employee Benefits
   3.14    Employees
   3.16    Insurance
   3.18    Business Relations
   3.19    Environmental Matters
   3.20    Rights to Receive Money
   3.21    Capital Expenditures
   3.27    AmCane Schedule
   6.7     Additional Holiday, Sick or Vacation Pay
   6.8     Letters of Credit
   6.9     Performance and Payment Bonds


EXHIBITS
--------

   A       Bill of Sale and Assignment
   B       Assumption Agreement
   C-1     Noncompetition Agreement - Seller
   C-2     Noncompetition Agreement - Shareholder
   C-3     Noncompetition Agreement - Juelich
   D       Employment Agreement
   E       Escrow Agreement
   F-1     Matters covered by Opinion of Seller's Counsel - Henson & Efron, P.A.
   F-2     Matters covered by Opinion of Seller's Counsel - Dorsey & Whitney LLP
   G       Matters covered by Opinion of Buyer's Counsel
   H       Allocation of Purchase Price and Other Consideration

                                   EXHIBIT A

                          BILL OF SALE AND ASSIGNMENT
                          ---------------------------


     This Bill of Sale and Assignment (the "Assignment") is made as of the 31st day of October, 1997 by AMCLYDE ENGINEERED PRODUCTS, INC., a Delaware corporation ("Grantor"), to AEPI ACQUISITION, INC., a Delaware corporation ("Grantee").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, pursuant to the Asset Purchase Agreement made and entered into as of October 31, 1997 (the "Asset Purchase Agreement"), by and among Grantee, Halter Marine Group, Inc., Grantor, and Wallace K. Fisk, Jr., Grantor is to sell to Grantee and Grantee is to purchase and accept as of the Closing the Assets (other than the Excluded Assets) and the Assumed Liabilities;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:


1.   Assignment.  Grantor hereby grants, bargains, sells, conveys, transfers,
     ----------
assigns, sets over and delivers unto Grantee, its successors and assigns, effective as of the Closing Date, all right, title and interest of Grantor in and to all of the Assets (other than the Excluded Assets) and the Assumed Liabilities, to have and to hold said Assets and Assumed Liabilities hereby conveyed to Grantee, its successors and assigns forever.

     1.   Assignment of Contracts Requiring Third Party Consent.  Anything in
          -----------------------------------------------------
this Assignment to the contrary notwithstanding, this Assignment shall not constitute an agreement to assign any Asset or any claim or right, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Grantee or Grantor thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would materially adversely affect the rights of Grantor thereunder such that Grantee would not in fact receive all such rights, Grantor and Grantee will cooperate in a mutually agreeable arrangement under which Grantee would obtain substantially the same economic benefits that would be obtained under an assignment thereof and assume the obligations thereunder in accordance with the Asset Purchase Agreement, including subcontracting, sub-licensing or sub-leasing to Grantee, or under which Grantor would enforce for the benefit of Grantee, with Grantee assuming Grantor's obligations, any and all rights of Grantor against a third party thereto.

     2.   Consents Pending at Closing.  As of the date of this Assignment,
          ---------------------------
third party consents for the assignment of certain contracts held by Seller and intended to be transferred to Buyer have not been obtained. These contracts, listed under paragraph 1 of Schedule 1.1A to the

Asset Purchase Agreement, include the Global Marine contracts (Contract Nos. 5248 and 5239, the latter of which was formerly held by Interstate Services, Inc.); the Mitsubishi Heavy Industries contract (Contract No. 5229); the Diamond Offshore contracts (Contract Nos. 5230 and 5240); the GE Capital Modular Space contracts (numbers 19 and 20 of Schedule 1.1A); and the North Carolina Ports Authority contract (Contract No. 5250). Seller agrees to diligently pursue the consents for the aforementioned contracts and, pending consent, Seller will take all commercially reasonable action so as to give Buyer the benefit of such contracts. In addition, consents are required for the contracts listed on
Schedule 1.1A, numbers 54 through 86 (relating to Unit Lucker master service and dealer agreements). Of those contracts, Seller agrees to diligently pursue the consents for contracts numbered 55, 58 and 68, and Seller will take all commercially reasonable action so as to give Buyer the benefit of the contracts for numbers 55, 58 and 68. The remaining contracts numbered 54 through 86 can each be terminated upon 30 days' notice or less, and Seller does not intend to pursue consents for those contracts.

     3.   Further Assurances.  Grantor, at any time and from time to time, upon
          ------------------
the request of Grantee, shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances and the Assumed Liabilities, powers of attorney and assurances as may be required to convey and transfer the Assets and the Assumed Liabilities to Grantee.

     4.   Headings.  Headings are for convenience of reference only and shall
          --------
not in any manner affect the meaning or interpretation of this Assignment.

     5.   Asset Purchase Agreement.  This Assignment is entered into pursuant
          ------------------------
to the Asset Purchase Agreement and is subject to the terms and conditions thereof. Undefined capitalized terms will have the same meaning as those terms have in the Asset Purchase Agreement.


     6.   GOVERNING LAW.  THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS).


                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, Grantor has caused this Assignment to be executed in its corporate name by its duly authorized officer, on the day and year first above written.


                                 GRANTOR:

                                 AMCLYDE ENGINEERED PRODUCTS, INC.


                                 By:  _______________________________________
                                 Printed Name:_______________________________
                                 Title:______________________________________


STATE OF______________    (S)
                          (S)
COUNTY OF__________       (S)

     This instrument was acknowledged before me this _____ day of____________, 199__, by __________________________, _______________ of AMCLYDE ENGINEERED
PRODUCTS, INC., a _____________ corporation, on behalf of said corporation.


                                      _______________________________________
                                      Notary Public in and for the State of

                                      _______________
My Commission Expires:

_______________                       _______________________________________
                                      Printed Name of Notary

                                   EXHIBIT B

                             ASSUMPTION AGREEMENT
                             --------------------

     This ASSUMPTION AGREEMENT is made as of the 31st day of October, 1997, by and between AMCLYDE ENGINEERED PRODUCTS, INC., a Delaware corporation ("Seller"), and AEPI ACQUISITION, INC., a Delaware corporation ("Buyer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of October 31, 1997, by and among Buyer, Halter Marine Group, Inc., a Delaware corporation ("Parent"), Seller and Wallace K. Fisk, Jr. (the "Asset Purchase Agreement"), Seller is to convey to Buyer and Buyer is to accept and assume effective as of the Effective Time the Assets (other than the Excluded Assets) and the Assumed Liabilities;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees as follows:

     1.   Acceptance and Assumption.  Buyer hereby accepts the foregoing
          -------------------------
assignment and transfer of the Assets (other than the Excluded Assets), and Buyer hereby assumes and agrees to pay, perform and discharge in due course the Assumed Liabilities, subject to the provisions of the Asset Purchase Agreement.

     2.   Further Assurances.  Buyer, at any time and from time to time, upon
          ------------------
the request of Seller, shall do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to assume the Assumed Liabilities.

     3.   Headings.  Headings are for convenience of reference only and shall
          --------
not in any manner affect the meaning or interpretation of this Assumption Agreement.

     4.   Asset Purchase Agreement.  This Assumption Agreement is entered into
          ------------------------
pursuant to the Asset Purchase Agreement and is subject to the terms and conditions thereof. Undefined capitalized terms will have the same meaning as those terms have in the Asset Purchase Agreement.

     5.   GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAWS PROVISIONS).

     IN WITNESS WHEREOF, Buyer has caused this Assumption Agreement to be executed in its corporate name by its duly authorized officer, on the day and year first above written.

                                 BUYER:

                                 AEPI ACQUISITION, INC.


                                 By:_____________________________________
                                 Printed Name:___________________________
                                 Title:__________________________________


STATE OF ______________  (S)
                         (S)
COUNTY OF _____________  (S)

     This instrument was acknowledged before me this _____ day of_____________, 199__, by ________________________, ___________ of AEPI ACQUISITION, INC., a
Delaware corporation, on behalf of said corporation.


                                 ________________________________________
                                 Notary Public in and for the State of

                                 _______________
My Commission Expires:

_______________                  ________________________________________
                                 Printed Name of Notary

                    Guarantee of Halter Marine Group, Inc.
                    --------------------------------------

     Halter Marine Group, Inc., a Delaware corporation, does hereby guarantee all of Buyer's obligations under this Assumption Agreement.

                                 HALTER MARINE GROUP, INC.

                                 By:______________________________________
                                 Printed Name:____________________________
                                 Title:___________________________________


STATE OF ______________  (S)
                         (S)
COUNTY OF _____________  (S)

     This instrument was acknowledged before me this _____ day of_____________, 199__, by _____________________, _______________ of HALTER MARINE GROUP, INC., a
Delaware corporation, on behalf of said corporation.


                                  ________________________________________
                                  Notary Public in and for the State of

                                  _________________
My Commission Expires:

_______________                   ________________________________________
                                  Printed Name of Notary

                                  EXHIBIT C-1
                           NONCOMPETITION AGREEMENT
                           ------------------------
                       AMCLYDE ENGINEERED PRODUCTS, INC.

     THIS NONCOMPETITION AGREEMENT (the "Agreement") made and entered into as of the 31st day of October, 1997, by and between AEPI Acquisition, Inc., a Delaware corporation ("Buyer"), and AmClyde Engineered Products, Inc., a Delaware corporation ("Seller").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to the Asset Purchase Agreement made and entered into as of October 31, 1997 (the "Asset Purchase Agreement"), by and among Buyer, Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), Seller and Wallace
K. Fisk, Jr. ("Shareholder"), Seller is to sell to Buyer and Buyer is to purchase and accept as of the Closing the Assets (other than the Excluded Assets) and the Assumed Liabilities (each as defined in the Asset Purchase Agreement) (the "Acquisition");

     WHEREAS, the Asset Purchase Agreement provides, as a condition to the closing of the Acquisition thereunder, that Seller shall execute and deliver this Agreement;

     WHEREAS, the agreements of Seller hereunder are an important aspect of the Acquisition, and Buyer would not consummate the Acquisition absent the execution and delivery by Seller of this Agreement;

     WHEREAS, Seller has been and is presently engaged in the business of custom designing, engineering and, through subcontractors, manufacturing of revolver and pedestal cranes for ships, barges, offshore drilling rigs and other applications, winches, bulk unloaders and related materials handling equipment, and pulling and jacking systems, prooftest and related equipment (the "Business") in and around the world (the "Territory");

     WHEREAS, Seller and Seller's affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with Buyer or Halter Marine in the Business or in related businesses following the Closing; and

     WHEREAS, the agreements of Seller hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of Buyer that will be acquired pursuant to the Asset Purchase Agreement, and Buyer would suffer damages, including the loss of profits, if Seller or any of Seller's affiliates engaged, directly or indirectly, in a competing business with Buyer.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1.   Disclosure of Information.  Seller agrees that for a period of thirty
          -------------------------
(30) years following the date of this Agreement, without the prior written consent of Buyer, Seller shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description relating to the Business or the business of Buyer or Halter Marine concerning: (i) the names of any prior or present suppliers or customers of Seller, Buyer or Halter Marine,
(ii) the prices for which Seller, Buyer or Halter Marine obtains or has obtained products or services, (iii) the manner of operation of Seller, Buyer or Halter Marine, (iv) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, of Seller, Buyer or Halter Marine, or (v) any other financial, statistical or other information either (a) acquired by Buyer from Seller or Shareholder or (b) designated or treated by Halter Marine or Buyer as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Seller in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by Buyer or Halter Marine. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

     2.   Noncompetition.  Seller agrees that for a period of five (5) years
          --------------
following the date of this Agreement, Seller shall not:

          (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of the Business in connection with any business substantially similar to the Business in the Territory;

          (ii) Without the prior written consent of Buyer, hire, attempt to hire, contact or solicit with respect to hiring for Seller or on behalf of any other person or entity any present or future employee of Buyer or Halter Marine in the Business;

          (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

          (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

          (v) Do any act that Seller knew or should have known might injure Buyer, Halter Marine or the Business; and

          (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business under the name "AmClyde Engineered Products, Inc." or any other trade names, trademarks or service marks used by Seller in the Territory.

     The covenants in subsections (i) through (vi) are intended to restrict Seller from competing in any manner with Buyer, Halter Marine or the Business in the activities that have heretofore been carried on by Seller. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Seller, through any form of ownership, and whether as principal, agent, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Seller from being the holder of either (a) stock, debt or other interests in Halter Marine or (b) up to 5.0% in the aggregate of any class of securities of any corporation (other than Halter Marine) engaged in the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on the Nasdaq National Market or the Nasdaq Small Cap Market.

     3.   Enforcement of Covenants.
          ------------------------

          (a) Seller acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to Buyer as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Seller agrees that Buyer shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Seller, or the affiliates, partners or agents of such Seller, as well as recover from Seller any and all costs and expenses sustained or incurred by Buyer in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Seller agrees that no bond or other security shall be required in connection with such injunction. Seller further agrees that the period of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Seller. Any exercise by Buyer of its rights pursuant to this Section 3 shall be cumulative and in addition to any other remedies to which Buyer may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this
Section 3(a) concerning the recovery of attorneys' fees.

          (b) Seller understands and acknowledges that Buyer shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Seller's consent, effective immediately upon receipt by Seller of written notice thereof; and Seller agrees that Seller shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

     4.   Intellectual Property.  Seller recognizes and agrees that, on and
          ---------------------
after the date hereof, Seller will not have the right to use for Seller's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists conveyed to Buyer in the Acquisition.

     5.   Validity.  To the extent permitted by applicable law, if it should
          --------
ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of Buyer reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Buyer as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

     6.   Notice.  Any notice, request, instruction, document or other
          ------
communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Buyer:         AEPI Acquisition, Inc.
                          13085 Seaway Road
                          Gulfport, MS 39503
                          Attention: Maureen O. Sullivan, Esq.
                          Telecopy No.: (601) 897-4803

     with copies to:      Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                          Dallas, TX 75201
                          Attention:  Charles C. Reeder, Esq.
                          Telecopy No.:  (214) 740-8800

     If to Seller:        Wallace K. Fisk, Jr.
                          9 Chickadee Lane
                          St. Paul, MN  55127
                          Telecopy No.:  (612) 483-3931
     with copies to:      Dorsey & Whitney, LLP
                          220 South Sixth Street
                          Minneapolis, MN 55402
                          Attention: William R. Hibbs, Esq.
                          Telecopy No.: (612) 340-8827

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

     7.    Entire Agreement.  This Agreement contains the entire agreement of
           ----------------
the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     8.    Modification and Waiver.  No modification or amendment of any of the
           -----------------------
terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as provided in Sections 3(b) and 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

     9.    Successors and Assigns.  The terms and conditions of this Agreement
           ----------------------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void; provided, however, that Buyer may assign its rights, interests and obligations hereunder to Halter Marine or a subsidiary of Halter Marine.

     10.   Headings.  The headings of the sections of this Agreement are
           --------
inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     11.   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND
           -------------
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     12.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.

                                  BUYER:

                                  AEPI ACQUISITION, INC.


                                  By:_________________________________
                                  Printed Name:
                                  Title:


                                  SELLER:

                                  AMCLYDE ENGINEERED PRODUCTS, INC.


                                  By:_________________________________
                                  Printed Name:
                                  Title:

                                  EXHIBIT C-2

                           NONCOMPETITION AGREEMENT
                           ------------------------
                             WALLACE K. FISK, JR.

     THIS NONCOMPETITION AGREEMENT (the "Agreement") made and entered into as of the 31st day of October, 1997, by and between AEPI Acquisition, Inc., a Delaware corporation ("Buyer"), and Wallace K. Fisk, Jr. ("Shareholder").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to the Asset Purchase Agreement made and entered into as of October 31, 1997 (the "Asset Purchase Agreement"), by and among Buyer, Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), AmClyde Engineered Products, Inc., a Delaware corporation of which Shareholder is the sole shareholder ("Seller") and Shareholder, Seller is to sell to Buyer and Buyer is to purchase and accept as of the Closing the Assets (other than the Excluded Assets) and the Assumed Liabilities (each as defined in the Asset Purchase Agreement) (the "Acquisition");

     WHEREAS, the Asset Purchase Agreement provides, as a condition to the closing of the Acquisition thereunder, that Shareholder shall execute and deliver this Agreement;

     WHEREAS, the agreements of Shareholder hereunder are an important aspect of the Acquisition, and Buyer would not consummate the Acquisition absent the execution and delivery by Shareholder of this Agreement;

     WHEREAS, Shareholder, through Seller, has been and is presently engaged in the business of custom designing, engineering and, through subcontractors, manufacturing of revolver and pedestal cranes for ships, barges, offshore drilling rigs and other applications, winches, bulk unloaders and related materials handling equipment, and pulling and jacking systems, prooftest and related equipment (the "Business") in and around the world (the "Territory");

     WHEREAS, Shareholder and Shareholder's affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with Buyer or Halter Marine in the Business or in related businesses following the Closing; and

     WHEREAS, the agreements of Shareholder hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of Buyer that will be acquired pursuant to the Asset Purchase Agreement, and Buyer would suffer damages, including the loss of profits, if Shareholder or any of Shareholder's affiliates engaged, directly or indirectly, in a competing business with Buyer.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1.    Disclosure of Information.  Shareholder agrees that for a period of
           -------------------------
thirty (30) years following the date of this Agreement, without the prior written consent of Buyer, Shareholder shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning:
(i) the names of any prior or present suppliers or customers of Seller, Buyer or Halter Marine, (ii) the prices for which Seller, Buyer or Halter Marine obtains or has obtained products or services, (iii) the manner of operation of Seller, Buyer or Halter Marine, (iv) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, of Seller, Buyer or Halter Marine, or (v) any other financial, statistical or other information either (a) acquired by Buyer from Seller or Shareholder or (b) designated or treated by Halter Marine or Buyer as confidential or proprietary. While Shareholder is a consultant to Buyer, Halter Marine or an affiliate thereof, Shareholder shall not be restricted with regard to disclosures made by Shareholder in the ordinary course of the performance of his duties as a consultant to Buyer, Halter Marine or an affiliate thereof. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Shareholder in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by Buyer or Halter Marine. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

     2.    Noncompetition.  Shareholder agrees that for a period of five (5)
           --------------
years following the date of this Agreement, Shareholder shall not:

           (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of the Business in connection with any business substantially similar to the Business in the Territory;

           (ii) Without the prior written consent of Buyer, hire, attempt to hire, contact or solicit with respect to hiring for Shareholder or on behalf of any other person any present or future employee of Buyer or Halter Marine in the Business;

           (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

           (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

           (v) Do any act that Shareholder knew or should have known might injure Buyer, Halter Marine or the Business; and

           (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business under the name "AmClyde Engineered Products, Inc." or any other trade names, trademarks or service marks used by Seller in the Territory.

     The covenants in subsections (i) through (vi) are intended to restrict Shareholder from competing in any manner with Buyer, Halter Marine or the Business in the activities that have heretofore been carried on by Seller. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Shareholder, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Shareholder from being the holder of either (a) stock, debt or other interests in Halter Marine or (b) up to 5.0% in the aggregate of any class of securities of any corporation other than Halter Marine engaged in the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on the Nasdaq National Market or the Nasdaq Small Cap Market.

     3.    Enforcement of Covenants.
           ------------------------

           (a) Shareholder acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to Buyer as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Shareholder agrees that Buyer shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Shareholder, or the affiliates, partners or agents of such Shareholder, as well as recover from Shareholder any and all costs and expenses sustained or incurred by Buyer in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. Shareholder agrees that no bond or other security shall be required in connection with such injunction. Shareholder further agrees that the period of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Shareholder. Any exercise by Buyer of its rights pursuant to this Section 3 shall be cumulative and in addition to any other remedies to which Buyer may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 3(a) concerning the recovery of attorneys' fees.

           (b) Shareholder understands and acknowledges that Buyer shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Shareholder's consent, effective immediately upon receipt by Shareholder of written notice thereof; and Shareholder agrees that Shareholder shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

     4.    Intellectual Property.  Shareholder recognizes and agrees that, on
           ---------------------
and after the date hereof, Shareholder will not have the right to use for Shareholder's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists conveyed to Buyer in the Acquisition.

     5.    Validity.  To the extent permitted by applicable law, if it should
           --------
ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of Buyer reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Buyer as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

     6.    Notice.  Any notice, request, instruction, document or other
           ------
communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Buyer:         AEPI Acquisition, Inc.
                          13085 Seaway Road
                          Gulfport, MS 39503
                          Attention: Maureen O. Sullivan, Esq.
                          Telecopy No.: (601) 897-4803
     with copies to:      Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                          Dallas, TX 75201
                          Attention:  Charles C. Reeder, Esq.
                          Telecopy No.:  (214) 740-8800


     If to Shareholder:   Wallace K. Fisk, Jr.
                          9 Chickadee Lane
                          St. Paul, MN  55127
                          Telecopy No.: (612) 483-3931


     with copies to:      Dorsey & Whitney, LLP
                          220 South Sixth Street
                          Minneapolis, MN 55402
                          Attention: William R. Hibbs, Esq.
                          Telecopy No.: (612) 340-8827

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

     7.    Entire Agreement.  This Agreement contains the entire agreement of
           ----------------
the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     8.    Modification and Waiver.  No modification or amendment of any of the
           -----------------------
terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as provided in Sections 3(b) and 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

     9.    Successors and Assigns.  The terms and conditions of this Agreement
           ----------------------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void; provided, however, that Buyer may assign its rights, interests and obligations hereunder to Halter Marine or a subsidiary of Halter Marine.

     10.   Headings.  The headings of the sections of this Agreement are
           --------
inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     11.   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND
           -------------
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     12.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.

                              BUYER:

                              AEPI ACQUISITION, INC.


                              By:_________________________________
                              Printed Name:
                              Title:


                              SHAREHOLDER:


                              ____________________________________
                              Wallace K. Fisk, Jr.

                                  EXHIBIT C-3

                            NONCOMPETITION AGREEMENT
                            ------------------------
                               RICHARD J. JUELICH

     THIS NONCOMPETITION AGREEMENT (the "Agreement") made and entered into as of the 31st day of October 1997, by and between AEPI Acquisition, Inc., a Delaware corporation ("Buyer"), and Richard J. Juelich ("Promisor").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, pursuant to the Asset Purchase Agreement made and entered into as of October 31, 1997 (the "Asset Purchase Agreement"), by and among Buyer, Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), AmClyde Engineered Products, Inc., a Delaware corporation of which Promisor has been a shareholder ("Seller"), and the sole shareholder of Seller, Seller is to sell to Buyer and Buyer is to accept and assume as of the Closing the Assets (other than the Excluded Assets) and the Assumed Liabilities (each as defined in the Asset Purchase Agreement) (the "Acquisition");

     WHEREAS, the Asset Purchase Agreement provides, as a condition to the closing of the Acquisition thereunder, that Promisor shall execute and deliver this Agreement;

     WHEREAS, the agreements of Promisor hereunder are an important aspect of the Acquisition, and Buyer would not consummate the Acquisition absent the execution and delivery by Promisor of this Agreement;

     WHEREAS, Promisor has been and is presently engaged in the business of custom designing, engineering and, through subcontractors, manufacturing of revolver and pedestal cranes for ships, barges, offshore drilling rigs and other applications, winches, bulk unloaders and related materials handling equipment, and pulling and jacking systems, prooftest and related equipment (the "Business") in and around the world (the "Territory");

     WHEREAS, Promisor and Promisor's affiliates have substantial financial resources, experience in the Business and the ability to operate a business or businesses that could compete with Buyer or Halter Marine in the Business or in related businesses following the Closing; and

     WHEREAS, the agreements of Promisor hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of Buyer that will be acquired pursuant to the Asset Purchase Agreement, and Buyer would suffer damages, including the loss of profits, if Promisor or any of Promisor's affiliates engaged, directly or indirectly, in a competing business with Buyer.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1.    Disclosure of Information.  Promisor agrees that during the term of
           -------------------------
Promisor's employment with Buyer and for a period of three (3) years following the date of the termination of Promisor's employment with Buyer, without the prior written consent of Buyer, Promisor shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning:
(i) the names of any prior or present suppliers or customers of Seller, (ii) the prices for which Seller obtains or has obtained products or services, (iii) the manner of operation of Seller, (iv) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, of Seller, or
(v) any other financial, statistical or other information either (a) acquired by Buyer from Seller or Shareholder or (b) designated or treated by Halter Marine or Buyer as confidential or proprietary. While Promisor is an employee of, or consultant to, Buyer, Halter Marine or an affiliate thereof, Promisor shall not be restricted with regard to disclosures made by Promisor in the ordinary course of the performance of his duties as an employee of, or consultant to, Buyer, Halter Marine or an affiliate thereof. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Promisor in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by Buyer or Halter Marine. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

     2.    Noncompetition.  Promisor agrees that during the term of Promisor's
           --------------
employment with Buyer and for a period of three (3) years following the date of the termination of Promisor's employment with Buyer, Promisor shall not perform any of the following acts, except those acts as are on behalf and for the benefit of Buyer:

           (a) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of the Business in connection with any business substantially similar to the Business in the Territory;

           (b) Hire, attempt to hire, contact or solicit with respect to hiring for Promisor or on behalf of any other person any present employee of Seller in the Business;

           (c) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

           (d) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

           (e) Do any act that Promisor knew or should have known might injure Buyer, Halter Marine or the Business; and

           (f) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business in the Territory.

     The covenants in subsections (i) through (vi) are intended to restrict Promisor from competing in any manner with Buyer, Halter Marine or the Business in the activities that have heretofore been carried on by Seller. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Promisor, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Promisor from being the holder of either (a) stock, debt or other interests in Halter Marine or (b) up to 5.0% in the aggregate of any class of securities of any corporation (other than Halter Marine) engaged in the activities described in subsections (i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on the Nasdaq National Market or the Nasdaq Small Cap Market.

     3.    Enforcement of Covenants.
           ------------------------

          (a) Promisor acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 1 and 2 above will cause such damage to Buyer as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Promisor agrees that Buyer shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Promisor, or the affiliates, partners or agents of such Promisor, as well as recover from Promisor any and all costs and expenses sustained or incurred by Buyer in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. In the event that Buyer is unsuccessful in obtaining such an injunction, then Buyer shall reimburse Promisor for reasonable attorneys' fees and court costs and expenses incurred by Promisor in defending such action. Buyer agrees that a reasonable bond or other security may be required by a court in connection with such injunction. Promisor further agrees that the period of restriction set forth in Sections 1 and 2 above shall be tolled during any period of violation thereof by Promisor. Any exercise by Buyer of its rights pursuant to this Section 3 shall be cumulative and in addition to any other remedies to which Buyer may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 3(a) concerning the recovery of attorneys' fees.

          (b) Promisor understands and acknowledges that Buyer shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Sections 1 and 2, or any portion thereof, without Promisor's consent, effective immediately upon receipt by Promisor of written notice thereof; and Promisor agrees that Promisor shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

     4.    Intellectual Property.  Promisor recognizes and agrees that, on and
           ---------------------
after the date hereof, Promisor will not have the right to use for Promisor's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists conveyed to Buyer in the Acquisition.

     5.    Validity.  To the extent permitted by applicable law, if it should
           --------
ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of Buyer reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Buyer as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

     6.    Notice.  Any notice, request, instruction, document or other
           ------
communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Buyer:             AEPI Acquisition, Inc.
                              13085 Seaway Road
                              Gulfport, MS  39503
                              Attention:  Maureen O. Sullivan, Esq.
                              Telecopy No.: (601) 897-4803

     with copies to:          Locke Purnell Rain Harrell
                              (A Professional Corporation)
                              2200 Ross Avenue, Suite 2200
                              Dallas, TX  75201

                          Attention:  Charles C. Reeder, Esq.
                          Telecopy No.: (214) 740-8800


     If to Promisor:      Richard J. Juelich
                          504 South Sixth Street
                          Sullwater, MN  55082
                          Telecopy No.: (612) 293-4640

     with copies to:      Holden & Garcia
                          101 W. Robert E. Lee Blvd., Suite 400
                          New Orleans, LA  70124
                          Attention:  Eric A. Holden, Esq.
                          Telecopy No.: (504) 282-8687

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

     7.    Entire Agreement.  This Agreement contains the entire agreement of
           ----------------
the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     8.    Modification and Waiver.  No modification or amendment of any of the
           -----------------------
terms, conditions or provisions in this Agreement may be made otherwise than by written agreement signed by the parties hereto, except as provided in Sections 3(b) and 5 hereof. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party nor shall such waiver constitute a continuing waiver.

     9.    Successors and Assigns.  The terms and conditions of this Agreement
           ----------------------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 9 shall be null and void; provided, however, that Buyer may assign its rights, interests and obligations hereunder to Halter Marine or a subsidiary of Halter Marine.

     10.   Headings.  The headings of the sections of this Agreement are
           --------
inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     11.   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND
           -------------
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     12.   Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the date first above written.

                              BUYER:

                              AEPI ACQUISITION, INC.


                              By:_______________________________
                              Printed Name:
                              Title:


                              PROMISOR:


                              __________________________________
                              Richard J. Juelich

                                   EXHIBIT D

                              EMPLOYMENT AGREEMENT
                               RICHARD J. JUELICH


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 31st day of October 1997, by and among AEPI Acquisition, Inc., a Delaware corporation (the "Employer"), and Richard J. Juelich ("Executive") and, solely for purposes of Section 8.13 hereof, Halter Marine Group, Inc.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Asset Purchase Agreement made and entered into as of October 31, 1997 (the "Asset Purchase Agreement"), by and among Employer, Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), AmClyde Engineered Products, Inc., a Delaware corporation of which Executive has been a shareholder ("Seller"), and the sole shareholder of Seller, Seller is to sell to Employer and Employer is to purchase and accept as of the Closing the Assets (other than the Excluded Assets) and the Assumed Liabilities (each as defined in the Asset Purchase Agreement) (the "Acquisition");

     WHEREAS, the Asset Purchase Agreement provides, as a condition to the closing of the Acquisition thereunder, that Executive shall execute and deliver this Agreement;

     WHEREAS, Executive, in the course of his employment with Employer, will become familiar with and aware of information as to Employer's and Halter Marine's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by Employer and Halter Marine, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to Employer and Halter Marine; this information is a trade secret and constitutes the valuable goodwill of Employer and Halter Marine;

     WHEREAS, Executive has been and is presently engaged in the business of custom designing, engineering and, through subcontractors, manufacturing of revolver and pedestal cranes for ships, barges, offshore drilling rigs and other applications, winches, bulk unloaders and related materials handling equipment, and pulling and jacking systems, prooftest and related equipment (the "Business") in and around the world (the "Territory"); and

     WHEREAS, the agreements of Executive hereunder are reasonable and necessary, both in scope and duration, to protect the business and goodwill of Employer that will be acquired pursuant to the Asset Purchase Agreement, and Employer would suffer damages, including the loss of profits, if Executive or any of Executive's affiliates engaged, directly or indirectly, in a competing business with Employer.

     Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                              A G R E E M E N T S

                                   ARTICLE 1.
                          EMPLOYMENT TERMS AND DUTIES

     1.1   Employment.  Employer hereby employs Executive, and Executive hereby
           ----------
accepts employment by Employer, upon the terms and conditions set forth in this Agreement.

     1.2   Term.  The term of Executive's employment under this Agreement shall
           ----
commence as of the date of this Agreement and shall terminate on that date which is four (4) years after the date of this Agreement, subject to Article 5 of this Agreement.

     1.3   Duties.  Executive will have such duties as are assigned or delegated
           ------
to Executive by the Board of Directors or Chairman of the Board, and will initially serve as President of Employer. Executive will devote his entire business time, attention, skill, and energy to the business of Employer, will use his best efforts to promote the success of Employer's business and will cooperate fully with the Board of Directors in the advancement of the best interests of Employer. Nothing in this Section, however, will prevent Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with Executive's duties under this Agreement.

                                   ARTICLE 2.
                                  COMPENSATION

     2.1   Base Compensation.  Executive will be paid an annual salary of Two
           -----------------
Hundred Fifty Thousand Dollars ($250,000.00), subject to adjustment as provided below (the "Base Compensation"), which will be payable in equal periodic installments according to Employer's customary payroll practices, but no less frequently than monthly. The Base Compensation will be reviewed by the Board of Directors of Employer (or if applicable, the Board of Directors of the corporation which is the parent of Employer), or a Compensation Committee appointed by such Board of Directors, not less frequently than annually, and may be adjusted upward or downward in the sole discretion of such Board of Directors or Compensation Committee, but in no event will the Base Compensation be less than Two Hundred Fifty Thousand Dollars ($250,000.00) per year, without Executive's consent.

     2.2   Incentive Compensation.  As additional compensation (the "Incentive
           ----------------------
Compensation") for the services to be rendered by Executive pursuant to this Agreement, on the first and second anniversary dates of this Agreement Employer shall pay Executive each such year a bonus in an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000.00). Executive may receive additional incentive compensation as determined by Employer based on profitability, personal performance and other factors.

     2.3   Options.  Employer shall cause Halter Marine to issue to Executive
           -------
qualified options for the purchase of up to Ninety Thousand (90,000) shares of common stock of Halter Marine pursuant to the terms of the Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan. Employer is an affiliate of Halter Marine as of the date of this Agreement.

     2.4   Benefits.  Executive will, during the term of Executive's employment
           --------
under the Agreement, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other Executive benefit plans of Employer that may be in effect from time to time, to the extent Executive is eligible under the terms of those plans (collectively, the "Benefits").


                                   ARTICLE 3.
                            FACILITIES AND EXPENSES

     3.1   General.  Employer will furnish Executive office space, equipment,
           -------
supplies, and such other facilities and personnel as Employer deems necessary or appropriate for the performance of Executive's duties under this Agreement. Employer will pay Executive's dues in such professional societies and organizations as the Chairman of the Board deems appropriate, and will pay on behalf of Executive (or reimburse Executive for) reasonable expenses incurred by Executive at the request of, or on the behalf of, Employer in the performance of Executive's duties pursuant to this Agreement, and in accordance with Employer's employment policies, including reasonable expenses incurred by Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. Executive must file expense reports with respect to such expenses in accordance with Employer's policies.

     3.2   Automobile.  Employer will include Executive in Employer's automobile
           ----------
allowance policy (currently for Executive $350 per month). Executive will own his own automobile and maintain and insure it at his own expense, for his business use in connection with his employment under this Agreement. Executive will at his own expense maintain liability insurance on any automobile used in connection with Employer's business.

                                   ARTICLE 4.
                             VACATIONS AND HOLIDAYS

     Executive will be entitled to a paid vacation during each fiscal year in accordance with the vacation policies of Employer in effect for its executive officers from time to time. Vacation must be taken by Executive at such time or times as approved by the Chairman of the Board. Executive will also be entitled to the paid holidays as set forth in Employer's policies. Vacation days and holidays during any fiscal year of Employer that are not used by Executive during such fiscal year may not be used in any subsequent fiscal year.

                                   ARTICLE 5.
                                  TERMINATION

     5.1   Events of Termination.  Executive's Base Compensation and Incentive
           ---------------------
Compensation and any and all other rights of Executive under this Agreement or otherwise as an employee of Employer will terminate:

           (a)  upon the death of Executive;

           (b) upon the disability of Executive (as defined in Section 5.2) immediately upon notice from either party to the other;

           (c) for cause (as defined in Section 5.3), immediately upon notice from Employer to Executive, or at such later time as such notice may specify; or

           (d) for good reason (as defined in Section 5.4) upon not less than 30 days' prior notice from Executive to Employer.

     5.2   Definition of Disability.  For purposes of Section 5.1, Executive
           ------------------------
will be deemed to have a "disability" if, for physical or mental reasons, Executive is unable to perform Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The disability of Executive will be determined by a medical doctor selected by written agreement of Employer and Executive upon the request of either party by notice to the other. If Employer and Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether Executive has a disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and Executive hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. If Executive is not legally competent, Executive's legal guardian or duly authorized attorney-in-fact will act in Executive's stead, under this Section 5.2, for the purpose of submitting Executive to the examinations and providing the authorization of disclosure required under this Section 5.2.

     5.3   Definitions of "for Cause".  For purposes of Section 5.1, the phrase
           --------------------------
"for cause" means: (a) Executive's material breach of Articles 6 or 7 of this Agreement; (b) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any failure resulting from Executive's disability as specified in Section 5.2) after demand for substantial performance is delivered by Employer that specifically identifies the manner in which Employer believes Executive has not substantially performed his duties; (c) the appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Employer;

(d) the misappropriation (or attempted misappropriation) of any of Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. For purposes of this Section, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, without reasonable belief that his action or omission was in the best interests of Employer. Any act, or failure to act, by Executive that is based upon authority given pursuant to a resolution duly adopted by Employer's Board of Directors or based upon the advice of counsel for Employer shall be presumed to be done, or omitted to be done, by Executive in the best interests of Employer. Notwithstanding the foregoing, Executive may not be terminated for Cause without delivery to Executive of a Notice of Termination setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under clause (a), (b), (c), (d) or (e) of this Section; provided, however, that if clause (b) above forms the basis for such termination, (i) Employer must have delivered to Executive a demand for substantial performance in accordance with clause (b) above and (ii) the Notice of Termination must be preceded by written notice to Executive (A) specifically identifying the manner in which Employer believes Executive has not substantially performed his duties after Employer's demand for substantial performance and (B) providing an opportunity for Executive, together with his counsel, to be heard before the Board of Directors of Employer.

     5.4   Definition of "for Good Reason".  For purposes of Section 5.1, the
           -------------------------------
phrase "for good reason" means any of the following without Executive's consent:
(a) Employer's material breach of this Agreement; (b) the assignment of Executive without his consent to a position, responsibilities or duties of a materially lesser status than his position, responsibilities, or duties at the Effective Date; (c) the requirement by Employer that Executive report to someone other than the Chief Executive Officer of Halter Marine; or (d) the requirement by Employer that Executive reside anywhere other than the Minneapolis/St. Paul Minnesota area.

     5.5   Termination Pay.  Effective upon the termination of this Agreement,
           ---------------
Employer will be obligated to pay Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5.5. For purposes of this Section 5.5, Executive's designated beneficiary will be such individual beneficiary or trust as Executive may designate by notice to Employer from time to time or, if Executive fails to give notice to Employer of such a beneficiary, Executive's estate. Notwithstanding the preceding sentence, Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of Executive, to determine whether any beneficiary designated by Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as Executive's personal representative (or the trustee of a trust established by Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

          (a) Termination by Executive for Good Reason.  If Executive terminates
              ----------------------------------------
this Agreement for good reason, Employer will pay Executive (i) Executive's Base Compensation for the remainder, if any, of the calendar month in which such termination is effective and (ii) that portion of Executive's Incentive Compensation, if any, for the fiscal year during which the termination is effective, prorated through the date of termination.

          (b) Termination by Employer for Cause.  If Employer terminates this
              ---------------------------------
Agreement for cause, Executive will be entitled to receive his Base Compensation only through the date such termination is effective but will not be entitled to any Incentive Compensation for the fiscal year during which such termination occurs.

          (c) Termination upon Disability.  If this Agreement is terminated by
              ---------------------------
either party as a result of Executive's disability, as determined under Section 5.2, Employer will pay Executive his Base Compensation through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six (6) consecutive months thereafter or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by Employer to Executive and for that part of Executive's Incentive Compensation, if any, for the fiscal year during which disability occurs, prorated through the end of the calendar month during which disability occurs.

          (d) Termination upon Death.  If this Agreement is terminated because
              ----------------------
of Executive's death, Executive will be entitled to receive his Base Compensation through the end of the calendar month in which his death occurs and that part of Executive's Incentive Compensation, if any, for the fiscal year during which his death occurs prorated through the end of the calendar month during which his death occurs.

          (e) Benefits.  Executive's accrual of, or participation in plans
              --------
providing for, the Benefits will cease at the effective date of the termination of this Agreement, and Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Executive will not receive, as part of his termination pay pursuant to this Article 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement or upon the death of Executive.

          (f) Return of Employer Property.  All records, designs, patents,
              ---------------------------
business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of Employer, Halter Marine or their representatives, vendors or customers which pertain to the business of Employer or Halter Marine shall be and remain the property of Employer or Halter Marine, as the case may be, and be subject at all times to their discretion and control. Likewise, all such property and all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of Employer or Halter Marine that is collected by Executive shall be delivered promptly to Employer without request by it upon termination of employment.

                                   ARTICLE 6.
                                 NON-DISCLOSURE

     6.1   Disclosure of Information.  Executive agrees that during the term of
           -------------------------
Executive's employment with Employer and for a period of three (3) years following the date of the termination of Executive's employment with Employer, without the prior written consent of Employer, Executive shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law or as may be in furtherance of Employer's business, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers or customers of Employer or Halter Marine, (ii) the prices for which Employer or Halter Marine obtains or has obtained products or services, (iii) the names of the personnel of Employer or Halter Marine, (iv) the manner of operation of Employer or Halter Marine, (v) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, of Employer or Halter Marine, or (vi) any other financial, statistical or other information acquired by Employer or Halter Marine that Employer or Halter Marine designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Executive in violation of this Agreement), the disclosure of which is required by law, regulation, order, decree or process or is otherwise approved by Employer or Halter Marine. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

     6.2   Non-Removal.  Executive will not remove from Employer's premises
           -----------
(except to the extent such removal is for purposes of the performance of Executive's duties at home or while traveling, or except in furtherance of the business of Employer or as otherwise specifically authorized by Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive recognizes that, as between Employer and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the period of employment, Executive will return to Employer all of the Proprietary Items in Executive's possession or subject to Executive's control, and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.


                                   ARTICLE 7.
                      NON-COMPETITION AND NON-INTERFERENCE

     7.1   Noncompetition.  Executive agrees that during the term of Executive's
           --------------
employment with Employer and for a period of three (3) years following the date of the termination of Executive's employment with Employer, Executive shall not perform any of the following acts, except those acts as are on behalf and for the benefit of Employer:

           (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any past, existing or potential customers, suppliers, businesses, or accounts of the Business in connection with any business substantially similar to the Business in the Territory;

           (ii) Hire, attempt to hire, contact or solicit with respect to hiring for Executive or on behalf of any other person or entity any present or future employee of Employer or Halter Marine in the Business;

           (iii) Engage in, or give any advice to any person, firm, partnership, association, venture, corporation or other entity engaged in, a business substantially similar to the Business in the Territory;

           (iv) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

           (v) Do any act that Executive knew or should have known might injure Employer, Halter Marine or the Business; and

           (vi) Without limiting the generality of the foregoing provisions, conduct a business substantially similar to the Business in the Territory.

     The covenants in subsections (i) through (vi) are intended to restrict Executive from competing in any manner with Employer, Halter Marine or the Business. The obligations set forth in subsections (i) through (vi) above shall apply to actions by Executive, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, shareholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Executive from being the holder of up to 5.0% in the aggregate of any class of securities of any corporation engaged in the activities described in subsections
(i) through (vi) above, provided that such securities are listed on a national securities exchange or reported on the Nasdaq National Market or the Nasdaq Small Cap Market.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

     8.1   Injunctive Relief and Additional Remedies.
           -----------------------------------------

          (a) Executive acknowledges that a violation or attempted violation of any of the covenants and agreements in Sections 6.1 and 7.1 above will cause such damage to Employer as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, Executive agrees that Employer shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining such violation or attempted violation of such covenants and agreements by Executive, or the affiliates, partners or agents of such Executive, as well as to recover from Executive any and all costs and expenses sustained or incurred by Employer in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. In the event that Employer is unsuccessful in obtaining such an injunction, then Employer shall reimburse Executive for reasonable attorneys' fees and court costs and expenses incurred by Executive in defending such action. Employer agrees that a reasonable bond or other security may be required by a court in connection with such injunction. Executive further agrees that the three-year period of restriction set forth in Sections 6.1 and 7.1 above shall be tolled during any period of violation thereof by Executive. Any exercise by Employer of its rights pursuant to this Section 3 shall be cumulative and in addition to any other remedies to which Employer may be entitled. Each party represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth above in this Section 3(a) concerning the recovery of attorneys' fees.

          (b) Executive understands and acknowledges that Employer shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in Section 6.1 and 7.1, or any portion thereof, without Executive's consent, effective immediately upon receipt by Executive of written notice thereof; and Executive agrees that Executive shall comply forthwith with any covenant as so modified, which shall be fully enforceable as so revised in accordance with the terms of this Agreement.

     8.2   Validity.  To the extent permitted by applicable law, if it should
           --------
ever be held that any provision contained herein does not contain reasonable limitations as to time, geographical area or scope of activity to be restrained, then the court so holding shall at the request of Employer reform such provisions to the extent necessary to cause them to contain reasonable limitations as to time, geographical area and scope of activity to be restrained and to give the maximum permissible effect to the intentions of the parties as set forth herein; and the court shall enforce such provisions as so reformed. If, notwithstanding the foregoing, any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or enforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by Employer as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision.

     If Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Sections 6.1 and 7.1.

     8.3   Representations and Warranties by Executive.  Executive represents
           -------------------------------------------
and warrants to Employer that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound. Executive represents and warrants to Employer that as of the date of this Agreement Executive has no claims against Employer or any of its parent corporations, subsidiary corporations or affiliated entities or any of their respective stockholders, directors, officers, employees or agents.

     8.4   Intellectual Property.  Executive recognizes and agrees that, on and
           ---------------------
after the date hereof, Executive will not have the right to use for Executive's own account any of the service marks, trademarks, trade names, licenses, procedures, processes, labels, trade secrets or customer lists conveyed in the Acquisition.

     8.5   Obligations Contingent on Performance.  The obligations of Employer
           -------------------------------------
hereunder, including its obligation to pay the compensation provided for herein, are contingent upon Executive's performance of Executive's obligations hereunder.

     8.6   Waiver.  The rights and remedies of the parties to the Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     8.7   Binding Effect; Delegation of Duties Prohibited.  This Agreement
           -----------------------------------------------
shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive under this Agreement, being personal, may not be assigned or delegated.

     8.8   Notices.  Any notice, request, instruction, document or other
           -------
communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Employer:      AEPI Acquisition, Inc.
                          13085 Seaway Road
                          Gulfport, MS 39503
                          Attention: Maureen O. Sullivan, Esq.

                          Telecopy No.: (601) 897-4803

     with copies to:      Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                          Dallas, TX 75201
                          Attention:  Charles C. Reeder, Esq.
                          Telecopy No.:  (214) 740-8800


     If to Executive:     Richard J. Juelich
                          504 South Sixth Street
                          Sullwater, MN  55082
                          Telecopy No.: (612) 293-4640

     with copies to:      Holden & Garcia
                          101 W. Robert E. Lee Blvd., Suite 400
                          New Orleans, LA 70124
                          Attention: Eric A. Holden, Esq.
                          Telecopy No.: (504) 282-8687

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

     8.9   Entire Agreement; Amendments.  This Agreement contains the entire
           ----------------------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally but only by an agreement in writing signed by the parties hereto.

     8.10  Governing Law.  This Agreement will be governed by the laws of the
           -------------
State of Minnesota without regard to conflicts of laws principles.

     8.11  Arbitration.  Any unresolved dispute or controversy arising under or
           -----------
in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three (3) arbitrators in Jackson, Mississippi in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof or to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Executive was terminated without disability or good cause, as defined in Article 5, or that Employer has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by Employer.

     8.12  Section Headings, Construction.  The headings of Sections and
           ------------------------------
Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" or "Article" or "Articles" refer to the corresponding Section or Sections or Article or Articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     8.13  Guarantee.  Halter Marine hereby unconditionally guarantees the
           ---------
performance of Employer's obligations under this Agreement in accordance with, and subject to, the terms hereof.

     8.14  Severability.  If any provision of this Agreement is held invalid or
           ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     8.15  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              AEPI ACQUISITION, INC.


                              By:_______________________________
                              Title:


                              EMPLOYEE:


                              __________________________________
                              Richard J. Juelich


                              HALTER MARINE GROUP, INC.

                              (solely for purposes of Section 8.13 hereof)


                              By:_____________________________
                              Title:

                                   EXHIBIT E

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 31st day of October, 1997, by and between AmClyde Engineered Products, Inc., a Delaware corporation ("Seller"), AEPI Acquisition, Inc., a Delaware corporation ("Buyer"), and Whitney National Bank, a national banking corporation, as escrow agent (the "Agent").

                             W I T N E S S E T H :

     WHEREAS, pursuant to the Asset Purchase Agreement made and entered into as of October __, 1997 (the "Asset Purchase Agreement"), by and among Buyer, Halter Marine Group, Inc., Seller, and Wallace K. Fisk, Jr., Seller is to sell to Buyer and Buyer is to purchase and accept as of the Closing the Assets (other than the Excluded Assets) and the Assumed Liabilities (each as defined in the Asset Purchase Agreement) (the "Acquisition"); and

     WHEREAS, the Asset Purchase Agreement provides, as a condition to the closing of the Acquisition, that the parties execute and deliver this Agreement whereby a certain portion of the purchase price would be payable in shares of Halter Stock, as defined in the Asset Purchase Agreement, and placed in escrow (the "Escrow") for a period of time.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

     1.    Definitions. Unless otherwise defined herein, capitalized terms used
           ------------
herein shall have the meaning ascribed to them in the Asset Purchase Agreement.

     2.    Appointment of the Agent.  Buyer and Seller hereby appoint the Agent
           ------------------------
as Escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

     3.    Deposit of the Escrowed Property.
           --------------------------------

          (a) On the Closing Date, Buyer shall, in accordance with Section 9.3 of the Asset Purchase Agreement, deposit with and register in the name of the Agent, or the nominee of the Agent, Thirteen Thousand Eight Hundred Fifty-One (13,851) shares of Halter Stock (the "Escrowed Property") to be held in accordance with Section 5 below.

          (b) The Agent shall: (i) hold the Escrowed Property in escrow for the purposes herein and for no other purpose, subject to the terms and conditions hereof and (ii) provide Buyer and Seller with a periodic accounting of the number of shares of Halter Stock held in the Escrow.

     4.   Beneficial Ownership of Halter Stock.  The Halter Stock held as
          ------------------------------------
Escrowed Property shall be held for the benefit of Seller and Seller shall be entitled to exercise any and all beneficial ownership rights pertaining to Halter Stock constituting Escrowed Property, including but not limited to, the following:

          (a) All voting rights of the shares of Halter Stock constituting Escrowed Property registered in the name of the Agent shall be vested in the Agent, but the Agent shall vote all such shares of Halter Stock constituting Escrowed Property in accordance with the written instructions of Seller. Promptly after the Agent has received a solicitation for the vote of the shares of Halter Stock constituting Escrowed Property, it shall send to Seller copies of any proxy statement or similar solicitation materials it has received, and a copy of the form of proxy or a questionnaire requesting voting instructions from Seller in respect of the shares of Halter Stock constituting Escrowed Property and indicating a date by which Seller must return such proxy or respond to such questionnaire.

          (b) The Agent shall pay to Seller all cash amounts received by the Agent as cash dividends on the shares of Halter Stock constituting Escrowed Property; provided, however, that if the Parent shall at any time pay a dividend
          --------  -------
on those shares of Halter Stock constituting Escrowed Property in shares of Halter Stock or any other security convertible into or exchangeable or exercisable for shares of Halter Stock, in non-cash assets or shall effect a stock split, the Agent shall deposit all such shares of Halter Stock and such other securities or non-cash assets received in respect of such dividend or stock split into the Escrow account. All such shares of Halter Stock and other securities so deposited shall constitute Escrowed Property and shall be available for disposition as provided herein.

          (c) Seller shall be deemed to own the shares of Halter Stock constituting the Escrowed Property and held by the Agent and all dividends, gain or loss from sale, and other income allocable to such Halter Stock constituting Escrowed Property and held by the Agent shall be reported as income by Seller.

     5.   Disposition of Escrowed Property.
          --------------------------------

          (a) If the Agent shall receive a written notice from Buyer at any time from the date of this Agreement through 24 months following the date of this Agreement certifying (i) that Buyer has suffered a Buyer's Loss as provided in
Section 10.1 of the Asset Purchase Agreement, or other losses arising from or relating to the Asset Purchase Agreement, and as a result, is entitled to payment hereunder pursuant to the Asset Purchase Agreement; and (ii) the total cash amount (the "Amount") Buyer is entitled to from the release and delivery of that number of shares of Halter Stock (rounded upward or downward to the nearest whole share), as determined by Buyer, valued at $36.10 per share adjusted for stock splits and stock dividends (the "Closing Price"), which is equivalent to the Amount (a "Claim") with respect to such Buyer's Loss or other loss, as the case may be, then the Agent shall promptly (and in any event within ten (10) days following receipt of such notice from Buyer) deliver a copy of such notice to Seller. If the Agent does not, within twenty (20) days after the delivery of such notice by the Agent to Seller, receive a written objection from Seller with respect to such Claim, the Agent shall promptly deliver to Buyer such number of shares of Halter Stock (rounded upward or downward to the nearest whole share), valued at the Closing Price, as shall be sufficient to satisfy the Claim. If the Agent shall receive a written objection from Seller within such twenty (20)-day period, a conflict shall be deemed to have arisen (a "Conflict") and the Agent shall, within five (5) days of the Agent's receipt of the written objection from Seller, deliver notice of such Conflict to Buyer and Seller, and the Agent shall refrain from taking any action until the Agent shall be directed otherwise in accordance with Section 5(b) below.

          (b) If a Conflict shall have arisen as described in Section 5(a) above, upon receipt by the Agent during the term of this Agreement of (i) joint written instructions signed by Buyer and Seller directing the release and delivery of all or a portion of the Escrowed Property or (ii) a final judgment or order of a court of competent jurisdiction not subject to any further appeals directing the release and delivery of all or a portion of the Escrowed Property held hereunder, the Agent shall promptly deliver to the person or persons specified, out of the Escrow created hereunder and in the manner specified in the instructions, judgment or order, as the case may be, all or a portion of the Escrowed Property specified in such instructions, judgment or order, and the Agent shall thereupon be relieved and discharged from any responsibility or obligation with respect to such of the Escrowed Property delivered in accordance with this Agreement.

          (c) Unless otherwise notified by a joint instruction signed by Buyer and Seller, if 12 months after the date of this Agreement the aggregate amount of all Claims (as such term is defined in Section 5(a) hereof) made by Buyer for which payment has been made plus those Claims which are at that time payable by means of any disposition of the Escrowed Property plus those Claims which have not been resolved in accordance with Section 5(a) or (b) hereof does not exceed One Hundred Thousand Dollars ($100,000), then the Agent shall release and deliver to Seller that number of shares of Halter Stock (rounded upward or downward to the nearest whole share), valued at the Closing Price, which is equivalent to the sum of Two Hundred Fifty Thousand Dollars ($250,000).

          (d) Unless otherwise notified by a joint instruction signed by Buyer and Seller, in the event the Escrow created hereunder is not sooner terminated pursuant to the provisions of Section 5(f) below or extended pursuant to the provisions of this Section 5(d), the escrow period and the Escrow created hereunder shall terminate 24 months following the date hereof (the "Escrow Period"). Upon such termination, the Agent shall release and deliver to Seller all of the Escrowed Property; provided, however, if Buyer has filed a Claim with
                              --------  -------
the Agent prior to such termination, which Claim has not been resolved in accordance with Section 5(a) or (b) above by the date of termination, the Agent shall release and deliver to Seller only that number of shares of Halter Stock (rounded upward or downward to the nearest whole share), valued at the Closing Price, which is equivalent to an amount in excess of the aggregate amount of Buyer's outstanding and unresolved Claim(s). Upon resolving all remaining Claims in accordance with this Section 5, including any distributions to Buyer (which may be after the 24 month period provided herein, in which case the Escrow Period shall be extended to such time in which all Claims are resolved), Agent shall release and deliver to Seller all remaining Escrowed Property and close the Escrow, whereupon the Escrow Period and the Escrow created hereunder shall be terminated.

          (e) Notwithstanding the provisions of Section 5(d) above, at the conclusion of the Escrow Period, if any Claim has not been resolved in accordance with the terms hereof, the Agent shall have the right, in its sole discretion, to deposit with the registry of any State or Federal court located in the Parish of Orleans, Louisiana, that number of shares of Halter Stock (rounded upward or downward to the nearest whole share), valued at the Closing Price, which is equivalent to the aggregate amount of Buyer's outstanding and unresolved Claims. In such a case, the Agent shall implead Buyer and Seller in any such action filed with the Court.

          (f) Unless otherwise notified in a joint instruction signed by Buyer and Seller, in the event the Agent releases and delivers to Buyer all of the Escrowed Property in accordance with the terms of this Section 5 prior to the date that is 24 months following the date hereof, the Escrow Period and the Escrow created hereunder shall immediately terminate and the Agent shall close the Escrow and give notice thereof to Buyer and Seller.

          (g) All distributions of the Escrowed Property to be made by the Agent under this Agreement shall be effected by the Agent's delivering from the Escrow to the transfer agent for Halter Marine Group, Inc. (the "Transfer Agent") a negotiable certificate or certificates, as the case may be, representing sufficient shares of Halter Stock to satisfy the relevant distribution (the "Delivered Certificates"), along with instructions to the Transfer Agent to (i) transfer the shares representing the distribution to each distributee, (ii) reissue the balance of the Halter Stock represented by the Delivered Certificates, if any, in the name of the Agent or the Agent's nominee and (iii) return all of the newly issued certificates to the Agent for distribution. The Agent shall, upon receipt of the newly issued certificates, promptly deliver to each distributee the certificates representing shares of Halter Stock to which the distributee is entitled under this Agreement and place the shares reissued to the Agent, if any, in the Escrow to be held as Escrowed Property.

     6.   Exculpation and Indemnification of the Agent.
          --------------------------------------------

          (a) The Agent is not a party to and is not bound by or charged with notice of any agreement out of which this Escrow may arise. The Agent acts hereunder solely as a depository and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, authenticity or validity of the Escrowed Property, the form of execution thereof or for the identity or authority of any person executing this Agreement or depositing the Escrowed Property. The responsibility of the Agent extends only to the duties affirmatively stated in this Agreement and to the exercise of ordinary diligence. The Agent shall not be responsible for any act or omission except for actual fraud, dishonesty or bad faith. No implied duties or obligations of the Agent shall be read into this Agreement and the Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any persons to perform any other act. The Agent shall in no way be responsible for, nor shall it have any duty to notify any party hereto or any other party interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited hereunder. The Agent shall be under no liability to Buyer or Seller or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below and except for joint instructions given to the Agent by Buyer and Seller relating to the Escrowed Property, the Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

          (b) The Agent shall not be liable to Buyer and Seller or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, written notice, request, waiver, consent, receipt, authorization, power of attorney, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), including any of such of the aforementioned instruments as are delivered by facsimile transmission, which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons, including but not limited to, items requesting or authorizing release or retention of the Escrowed Property and items amending the terms of this Agreement. The Agent may rely upon any such instructions and deliver the Escrowed Property as directed without further investigation. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

          (c) The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Agent be responsible or liable to Buyer or Seller or to anyone else in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any of the Escrowed Property delivered by the Agent pursuant to the provisions hereof.

          (d) The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to Buyer or Seller or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

          (e) The Agent shall be indemnified and held harmless jointly and severally by Buyer and Seller from and against any and all expenses, including attorneys' fees and disbursements, or any losses, costs, claims, demands or damages suffered or incurred by the Agent in connection with any cause of action, litigation or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises from or in conjunction with this Agreement, the services of the Agent hereunder, or the property held by it hereunder, except for matters resulting from the Agent's own gross negligence or willful misconduct.

          (f) In the event of a Conflict, if the Agent, in good faith, should be in doubt as to what action it should take hereunder, the Agent may, at its option, (i) deposit all of the Escrowed Property with a court registry, as provided in Section 5(e) hereunder, (ii) refuse to comply with any claims or demands on it, or (iii) refuse to take any other action hereunder. The Agent may consult with legal counsel of its choice in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

     7.   Compensation of the Agent.  The Agent shall be entitled to an account
          -------------------------
acceptance fee in the amount of $1,000, due and payable upon execution of this Agreement, and an account service fee in the amount of $1,500 per year or part thereof for its services hereunder and to reimbursement for its costs and expenses in connection with its performance of additional services under this Agreement (including amounts representing reasonable fees and expenses of the Agent's officers, employees, legal counsel, accountants and/or agents) (collectively, the "Fees"). Buyer shall pay the Fees hereunder; provided, however, that if the Agent incurs any out-of-pocket expenses relating to a dispute which are subject to reimbursement hereunder, Buyer on the one hand and Seller on the other hand shall share equally such expense reimbursement.

     8.   Further Assurances.  From time to time on and after the date hereof,
          ------------------
Buyer and Seller shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     9.   Termination of Agreement and Resignation of the Agent.
          -----------------------------------------------------

          (a) This Agreement shall terminate on the final disposition of the Escrowed Property hereunder, provided that the rights of the Agent and the obligations of Buyer and Seller under Sections 6 and 7 shall survive the termination hereof.

          (b) The Agent may resign at any time and be discharged from its duties as Escrow agent hereunder by giving Buyer and Seller at least thirty (30) days written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor Escrow agent appointed by Buyer and Seller all Escrowed Property held hereunder upon presentation of the document appointing the new Escrow agent and its acceptance thereof. If no new agent is so appointed within the sixty (60) day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with the registry of any State or Federal court located in the Parish of Orleans, Louisiana. Upon doing so, the Agent shall be relieved and discharged of any further duty, responsibility or obligation under this Agreement.

     10.   Notices.   Any notice, request, instruction, document or other
           --------
communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Buyer:         Halter Marine Group, Inc.
                          13085 Seaway Road
                          Gulfport, MS 39503
                          Attention: Maureen O. Sullivan, Esq.
                          Telecopy No.: (601) 897-4803

     with copies to:      Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                          Dallas, TX 75201
                          Attention:  Charles C. Reeder, Esq.
                          Telecopy No.:  (214) 740-8800

     If to Seller:        AmClyde Engineered Products, Inc.
                          c/o Wallace K. Fisk, Jr.
                          #9 Chickadee Lane
                          North Oaks
                          St. Paul, MN 55127
                          Telecopy No. (612) 483-3931

     With copies to:      Dorsey & Whitney, LLP
                          220 South Sixth Street
                          Minneapolis, MN 55402
                          Attention: William R. Hibbs, Esq.
                          Telecopy No.: (612) 340-8827

     If to Agent:         Whitney National Bank
                          Attention: Patrick M. Kingsmill
                          228 St. Charles Avenue, Ste. 206
                          New Orleans, LA 70130
                          Telecopy No.: (504) 586-3488
     with copies to:      Monroe & Lemman
                          (A Professional Corporation)
                          201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170-3400
                          Attention: John M. Girault, Esq.
                          Telecopy No.: (504) 581-7312

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

     11.  Entire Agreement.  This Agreement constitutes the entire agreement
          -----------------
and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     12.  Successors and Assigns.  This Agreement and the rights and
          ----------------------
obligations hereunder of the other parties hereto may be assigned by those parties only to a successor to the relevant party's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 12) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

     13.  Headings.  The headings of the sections of this Agreement are inserted
          --------
for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     14.  Modification and Waiver.  Any of the terms or conditions of this
          -----------------------
Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND
          -------------
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF LOUISIANA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     16.  Invalid Provisions.  If any provision of this Agreement is held to be
          ------------------
illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.



                  [Balance of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in counterparts all as of the date first above written.

                              SELLER:

                              AmClyde Engineered Products, Inc., a Delaware corporation


                              By:___________________________________________
                                    Richard J. Juelich
                                    President

                              BUYER:

                              AEPI Acquisition, Inc., a Delaware corporation


                              By:___________________________________________
                                    Rick S. Rees
                                    Executive Vice President


                              ESCROW AGENT:

                              Whitney National Bank, a national banking corporation


                              By:___________________________________________
                                    Patrick M. Kingsmill
                                    Trust Officer

                                  EXHIBIT F-1

                         MATTERS COVERED BY OPINION OF
                     SELLER'S COUNSEL-HENSON & EFRON, P.A.
                     -------------------------------------


     1. Seller is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Seller has the requisite corporate power and authority to own and operate the Assets and to carry on its business as presently conducted.

     2. Seller has all requisite legal and corporate power and authority to execute and deliver the Agreement, and any other certificate or document to be executed, delivered and entered into by Seller in connection with the acquisition (collectively, the "Seller Signed Documents"), and to carry out and perform all of its obligations under each of the Seller Signed Documents.
docs

     3. All corporate action on the part of Seller and its board of directors and shareholder necessary for the authorization, execution and delivery by Seller of each of the Seller Signed Documents, the performance of Seller's obligations under the Seller Signed Documents, and the consummation of the transactions contemplated by the Seller Signed Documents has been duly, validly and lawfully taken.

     4. The Seller Signed Documents have been duly and validly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors generally and except that we render no opinion with respect to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     5. The execution, delivery and performance of and compliance by Seller with the Seller Signed Documents does not breach or violate: (a) any provision of Seller's Certificate of Incorporation or Bylaws; (b) any material agreement, commitment, instrument or contract listed in Schedules 1.1A and 3.8 to the Agreement, except as disclosed in the Agreement, its Schedules or its Exhibits;
(c) to the best of our knowledge, any other agreement, commitment, instrument or contract to which Seller is a party or by which Seller is bound; or (d) to the best of our knowledge, any judgment, decree, injunction or order applicable to Seller.

     6. Except as set forth in the Agreement, the Schedules or the Exhibits to the Agreement, no consent, approval or authorization of or designation, declaration or filing with any federal or Delaware governmental authority or to the best of our knowledge any other person is required in connection with the valid execution, delivery and performance by Seller of the Agreement and the Seller Ancillary Agreements or of any other transaction contemplated thereby, except that we express no opinion as to the requirement of filing of any notifications with federal agencies pursuant to the Hart Scott Rodino Antitrust Improvements Act.

     7. To the best of our knowledge, no material Environmental Claim is pending or threatened against Seller.

     8. To the best of our knowledge, the execution and performance of the Agreement by Seller will not violate or result in a failure to comply with any presently existing federal or Delaware statute or regulation which in our experience is normally applicable to general business corporations which are not engaged in regulated activities and to transactions of the type set forth in the Agreement (but without our having made special investigation as to any other laws), except no opinion is expressed as to any laws the violation of which would not have a material adverse impact on Seller or to which Seller may be subject as a result of Buyer's legal or regulatory status, except that we express no opinion as to the requirement of filing of any notifications with federal agencies pursuant to the Hart Scott Rodino Antitrust Improvements Act for the transactions set forth in the Agreement.

                                  EXHIBIT F-2

                         MATTERS COVERED BY OPINION OF
                     SELLER'S COUNSEL-DORSEY & WHITNEY LLP
                     -------------------------------------


     The Agreement constitutes the legal, valid and binding obligation of Seller and Shareholder, enforceable against Seller and Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                                   EXHIBIT G

                 MATTERS COVERED BY OPINION OF BUYER'S COUNSEL
                 ---------------------------------------------



           1. Each of Halter and Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware;

           2. Halter has the requisite corporate power and authority to execute and deliver the Agreement and the Assumption Agreement and to consummate the transactions contemplated thereby;

           3. Subsidiary has the requisite corporate power and authority to execute and deliver the Agreement, the Assumption Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby;

           4. The execution and delivery of the Agreement and the Assumption Agreement by Halter and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action of the Board of Directors of Halter;

           5. The execution and delivery of the Agreement, the Assumption Agreement and the Escrow Agreement by Subsidiary and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action of the Board of Directors of Subsidiary;

           6. The Agreement and the Assumption Agreement have been duly executed and delivered by a duly authorized officer of Halter and each constitutes the valid, legal and binding obligation of Halter, enforceable in accordance with its terms (except insofar as the enforceability of the Agreement and the Assumption Agreement may be limited by bankruptcy, insolvency, similar laws affecting the rights of creditors generally or the general principles of equity, as to which we express no opinion);

           7. The Agreement, the Assumption Agreement and the Escrow Agreement have been duly executed and delivered by a duly authorized officer of Subsidiary and each constitutes the valid, legal and binding obligation of Subsidiary, enforceable in accordance with its terms (except insofar as the enforceability of the Agreement, the Assumption Agreement and the Escrow Agreement may be limited by bankruptcy, insolvency, similar laws affecting the rights of creditors generally or the general principles of equity, as to which we express no opinion); and

           8. The shares of Halter Stock, when issued and delivered will have been duly authorized and issued, and will be fully paid and non-assessable.

                                  EXHIBIT "H"

             ALLOCATION OF PURCHASE PRICE AND OTHER CONSIDERATION
             ----------------------------------------------------


                                                                     Amount of
                                                                     Allocated
                                                                    -----------
Class I Assets (cash, demand deposits and
similar accounts in banks, savings and loan
associations and other depository institutions):                       actual*

Class II Assets (certificates of deposit, U.S.
government securities, readily marketable stock
or securities and foreign currency):                                     -0-

Class III Assets (all tangible and intangible
assets that are not Class I, II or IV assets):                        $_______**

Class IV Assets (intangible assets in the nature
of goodwill and going concern value):                               [balance***]

*    Will be equal to the actual cash balances transferred at Closing.

** To be determined after Closing based on the fair market value of such assets in conjunction with a physical inventory. Buyer and Seller agree that the fair market value of Assets consisting of either inventory or depreciable personal property shall equal the federal income tax basis of such Assets as of the Closing Date as reflected on the books and records of Seller.

*** Balance of the Purchase Price, Contingent Consideration and any other consideration.

                                      -2-